Registration No. 333-155213
Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________________

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3
Registration Statement Under the Securities Act of 1933

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MGE ENERGY, INC. (Exact name of registrant as specified in its charter)	Madison Gas and Electric Company (Exact name of registrant as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)	Wisconsin (State or other jurisdiction of incorporation or organization)
39-2040501 (I.R.S. Employer Identification No.)	39-0444025 (I.R.S. Employer Identification No.)
133 South Blair Street Madison, Wisconsin 53703 (608) 252-7000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	133 South Blair Street Madison, Wisconsin 53703 (608) 252-7000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey C. Newman, Vice President, Chief Financial Officer, Treasurer and Secretary
MGE Energy, Inc.
133 South Blair Street
Madison, Wisconsin  53703
(608) 252-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________

Copy to:
Richard W. Astle
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
___________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  □

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  □

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  □

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

	Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer	Smaller Reporting Company
MGE Energy, Inc.	☒
Madison Gas and Electric Company			☒

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
MGE Energy, Inc. Common Stock, par value $1 per share	(2)	(2)	(2)	$1,482.97
Madison Gas and Electric Company Medium-Term Notes	(3)	(3)	(3)

 (1)

In reliance on and in accordance with Rules 456(b) and 457(r), the registrants are deferring payment of a portion of the registration fee.  MGE Energy, Inc. is paying an additional registration fee in connection with the filing of this Post-Effective Amendment No. 1 with respect to the offering of shares of its common stock under the prospectus included in this registration statement related to its Direct Stock Purchase and Dividend Reinvestment Plan, which was calculated as follows:

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (a)	Proposed Maximum Aggregate Offering Price (a)	Amount of Registration Fee(a)
MGE Energy, Inc. Common Stock, par value $1 per share	480,226 shares	$43.31	$20,799,000	$1,482.97

(a) The registration fee was calculated pursuant to Rule 457(c) based upon average of the high ($43.49) and low ($43.13) sales prices of MGE Energy, Inc.’s common stock as reported on the Nasdaq National Market on December 20, 2010.

(2)

An indeterminate aggregate initial offering price or number of shares of MGE Energy, Inc. common stock to be offered at indeterminate prices is being registered.

(3)

An indeterminate aggregate initial offering price or number of Madison Gas and Electric Company Medium-Term Notes to be offered at indeterminate prices is being registered.

EXPLANATORY NOTE

This post-effective amendment to registration statement contains the following prospectuses:

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a prospectus to be used in the offer and sale of shares of common stock by MGE Energy, Inc. pursuant to its Direct Stock Purchase and Dividend Reinvestment Plan; and

•

a prospectus to be used in the offer and sale of Medium-Term Notes by Madison Gas and Electric Company, a wholly-owned subsidiary of MGE Energy, Inc.

MGE Energy, Inc. plans to offer and sell, from time to time, an indeterminate amount of securities registered pursuant to this registration statement.  Decisions as to the timing or size of any such offering will be made from time to time based on market conditions and other factors.

Madison Gas and Electric Company plans to offer and sell, from time to time, an indeterminate amount of Medium-Term Notes registered pursuant to this registration statement.  Decisions as to the timing or size of any such offering will be made from time to time based on market conditions and other factors.

ii

Prospectus

MGE ENERGY, INC.

Direct Stock Purchase and Dividend Reinvestment Plan

Common Stock $1 Par Value

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We hereby offer participation in our Direct Stock Purchase and Dividend Reinvestment Plan. The Plan is designed to provide investors with a convenient way to purchase shares of our common stock and to reinvest in our common stock all or a portion of the cash dividends paid on our common stock.  We are offering up to 1,200,000 shares of our common stock under this prospectus.

Our common stock is quoted on the Nasdaq National Market® under the symbol “MGEE.”

Investing in shares of our common stock involves risks.  See “Risk Factors” on page 5 of this prospectus.

_____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus relates to all shares acquired by participants under the Plan. Shares available under the Plan will be shares purchased on the open market by a registered broker-dealer selected by us, newly issued shares or treasury shares. All shares acquired by participants under the Plan are registered for sale pursuant to a registration statement that we filed with the Securities and Exchange Commission.

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The date of this prospectus is December 22, 2010.

TABLE OF CONTENTS

	Page		Page
SUMMARY OF THE PLAN	3	COMMON STOCK DIVIDENDS AND MARKET	23
MGE ENERGY, INC.	5	PLAN OF DISTRIBUTION	23
RISK FACTORS	5	LEGAL MATTERS	24
USE OF PROCEEDS	5	EXPERTS	24
DESCRIPTION OF THE PLAN	6	WHERE YOU CAN FIND MORE INFORMATION	24
DESCRIPTION OF COMMON STOCK	20

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell shares of our common stock pursuant to the Plan. All shares of our common stock sold under the Plan will be sold under that registration statement.

This prospectus provides you with a general description of the Plan.  The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus.  Please carefully read this prospectus, together with the registration statement, the exhibits thereto and the additional information regarding us, our business and the risks we face in our business and operations referred to in “Where You Can Find More Information,” before making an investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. The information contained in this prospectus and the documents incorporated by reference herein is accurate only as of the dates such information is or was presented, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not offering the common stock pursuant to the Plan in any state where the offer is not permitted.

We utilize the services of a registered broker-dealer, which we refer to as the broker-dealer in this prospectus, as necessary to effect securities transactions under the Plan.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to MGE Energy, we, our and us refer to MGE Energy, Inc. and its subsidiaries.

PRIVACY NOTICE

We collect nonpublic personal information about you from the following sources:

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Information we receive from you on your application or other forms;

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Information about your transactions with us or others; and

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Information we receive from a consumer reporting agency.

We will not disclose any nonpublic personal information about you to anyone, except as necessary to administer your account or as permitted by law. If you decide to close your account(s) or become an inactive Plan participant, we will adhere to the privacy policies and practices as described in this notice.

We restrict access to your personal and account information to those employees who need to know that information to provide products or services to you. MGE Energy applies physical, electronic and procedural safeguards to your nonpublic personal information.

SUMMARY OF THE PLAN

We have briefly described below some of the material features of our Direct Stock Purchase and Dividend Reinvestment Plan.  As a summary, it may omit information that may be important to you.  You should carefully read the entire description of the Plan contained in this prospectus under the heading “Description of the Plan” before you decide to participate in the Plan.  References to Questions in the following description refer to questions and answers appearing under “Description of the Plan.”

Enrollment:

All registered shareholders, and any interested person or entity making an initial investment of at least $250, are eligible to participate in the Plan. Please see Questions 6 and 7 for more information.

Initial Investment:

If you do not own any of our common shares, you can participate in the Plan by making a direct initial investment with a cash payment of no less than $250. The minimum initial investment for custodial accounts for children is $50. We will waive the minimum initial investment requirement for Plan participants that sign up for investments of optional cash under the Plan of at least $25 per month via automatic cash bank account drafts for at least a 12-month period. Please see Question 15 for more information.

Optional Cash Investments:

Plan participants can buy additional shares of common stock by making optional cash payments of no less than $25 per payment and no more than $25,000 for each calendar quarter per account. We may permit optional cash investments in excess of the $25,000 quarterly maximum, in our sole discretion. Please see Questions 15, 16 and 17 for more information.

Reinvestment of Dividends:

Dividends on shares held within the Plan must be reinvested in full in additional shares of our common stock.

If a participant does not wish to reinvest dividends in full on some or all of the shares held under the Plan, those shares must be withdrawn from the Plan.  Please see Question 21 for more information.  Absent instructions from a participant to issue a certificate(s) for those withdrawn shares, we will register them in the participant’s name in the direct registration system, which is an electronic system for registering “book-entry” share ownership.  Please see Question 30 for more information regarding the direct registration system.

Other Aspects of the Plan:

Plan participants may, with respect to shares held within the Plan:

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withdraw some or all of those shares from the Plan, either as certificated shares (whole shares only) registered in the participant’s name or as “book-entry” shares registered in the participant’s name in the direct registration system; and/or

•

sell some or all of those shares through the Plan, subject to an administrative fee as described herein.

Plan participants may also transfer other shares of common stock that they own, whether in certificated form or “book-entry” form and whether or not originally purchased through the Plan, into the Plan, subject to the requirement that dividends on those shares be fully reinvested while in the Plan.  See Question 29 for additional information.

Source of Shares:

Shares purchased through the Plan will be shares purchased on the open market by the broker-dealer, or newly issued shares or treasury shares purchased from us.  Please see Question 10 for more information.

Purchase Price:

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Purchases on the Open Market: When shares are purchased on the open market, the price per share to participants will be the weighted average purchase price, including normal brokerage commissions, carried to four decimal places, of shares acquired on the open market by the broker-dealer.

•

Purchases from MGE Energy: When shares are purchased directly from us, whether those shares are newly issued or are treasury shares, the price per share to participants will be the average of the quoted closing prices for our common stock as reported on the Nasdaq National Market for the period of five trading days ending on the investment date (or the period of five trading days immediately preceding the investment date if the Nasdaq National Market is closed on that date).

Please see Question 13 for more information.

Administration:

We administer the Plan. Please see Question 5 for more information.

Fees and Expenses:

Normal brokerage commissions will be incurred for both purchases and sales of shares through the Plan. There are no administrative fees to purchase shares or to withdraw shares from the Plan, either as certificated shares or book-entry shares registered in the name of the participant.  If a participant sells shares through the Plan, an administrative fee of $10 per transaction will be charged. We may waive the $10 administrative fee, in our discretion, in connection with a sale that terminates a participant’s participation in the Plan. See Question 4 for more information.

Plan Assistance and Information

Information and assistance with respect to the Plan may be obtained:

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through our Web site at www.mgeenergy.com;

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by e-mailing our Shareholder Services at investor@mgeenergy.com;

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by writing to us at MGE Energy, Inc., MGE Energy Shareholder Services, Post Office Box 1231, Madison, Wisconsin 53701-1231; or

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by telephoning us at the appropriate toll-free number:

252-4744 (from Madison, Wisconsin)

1-800-356-6423 (within Continental U.S.)

Plan participants will receive a transaction statement following each quarter in which there have been Plan share transactions in their accounts. If you would like more current information concerning your Plan purchases or sales, please contact us using one of the methods described above.

A participant should include his or her name, address, account number and telephone number during business hours with all correspondence. Participants should notify us of any change in address.

MGE ENERGY, INC.

MGE Energy, Inc., a Wisconsin corporation incorporated in 2001, is the parent holding company of Madison Gas and Electric Company (MGE), a regulated public utility, as well as of nonregulated subsidiaries.

MGE is a Wisconsin public utility that generates and distributes electricity to approximately 138,000 customers in a service area covering a 316 square mile area of Dane County, Wisconsin. MGE also purchases, transports and distributes natural gas to approximately 142,000 customers in a service area covering 1,631 square miles in the south-central Wisconsin counties of Columbia, Crawford, Dane, Iowa, Juneau, Monroe and Vernon. MGE has served the Madison area since 1896.

Our subsidiary MGE Power, LLC, has been formed to develop, acquire and own real estate and electric generating facilities. Together with the University of Wisconsin-Madison, MGE Power West Campus, LLC, a subsidiary of MGE Power, LLC, developed and built a natural gas-fired cogeneration plant to help meet the future needs of the University and MGE customers. The facility produces steam heat and chilled water air conditioning for the University and approximately 150 megawatts of electricity to meet demand in the Madison area.  MGE Power Elm Road, LLC, a subsidiary of MGE Power, LLC, owns an undivided 8.33% ownership interest in each of two 615 megawatts coal-fired generating units in Oak Creek, Wisconsin.  Unit 1 entered commercial operation in February 2010, and Unit 2 is expected to enter commercial operation during the fourth quarter of 2010.  We will receive a total of 100 megawatts from the units – 50 megawatts from each unit.

Our other nonregulated subsidiaries include: MGE Construct LLC, which provides construction services for our generating facilities; MGE Transco Investment LLC, which holds our investment interest in the American Transmission Company LLC; Central Wisconsin Development Corporation, which provides property-related services and financing to promote development in the MGE service area; and MAGAEL, LLC, which holds title to properties acquired for future utility plant expansion and nonutility property.

Our principal executive offices are located at 133 South Blair Street, Madison, Wisconsin 53703-1231, and our telephone number is (608) 252-7000.

RISK FACTORS

Investing in our common stock involves risks.  You should carefully consider the information under the heading “Risk Factors” in:

•

our annual report on Form 10-K most recently filed with the SEC, which is incorporated by reference into this prospectus;

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our quarterly reports on Form 10-Q filed with the SEC after that annual report on Form 10-K, which are incorporated by reference into this prospectus; and

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any documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference into this prospectus.

You should also consider Question 3, which discusses several disadvantages of the Plan.

USE OF PROCEEDS

We expect to use any net proceeds from the sale of newly issued shares of common stock or treasury shares pursuant to the Plan for general corporate purposes, including, among others:

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repayment of short-term debt;

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repurchase, retirement or refinancing of other securities;

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future acquisitions; and

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investments in subsidiaries.

We will not receive any additional funds from purchases of shares that are purchased on the open market for Plan participants.

DESCRIPTION OF THE PLAN

The following is a description of the Plan in a question and answer format.

PURPOSE

1.

What is the purpose of the Plan?

The purpose of the Plan is to provide participants a simple and convenient method of purchasing shares of our common stock through reinvestment of dividends and cash payments. A secondary purpose of the Plan is to provide us another method to raise additional capital for general corporate purposes through sales of newly issued shares of common stock under the Plan or through sales of shares of common stock held in our treasury.

ADVANTAGES AND DISADVANTAGES

2.

What are the advantages of the Plan?

•

Persons and entities not presently owning shares of common stock may become shareholders by making an initial direct investment of no less than $250. However, the minimum initial investment for custodial accounts for children is $50. We will waive the minimum initial investment requirement for Plan participants that sign up for investments of optional cash under the Plan of at least $25 per month via automatic cash bank account drafts for at least a twelve-month period.

•

Additional investments in common stock may be made by participants through optional cash payments for as little as $25 per payment, up to $25,000 per calendar quarter per account. You may request, and in our discretion we may approve, a waiver of the $25,000 maximum optional cash investment amount. See Questions 16 and 17 for details on how to request such a waiver.

•

Dividends on shares held within the Plan are automatically reinvested in additional shares of our common stock.  See Questions 19 and 20.

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Full investment of funds is possible under the Plan because the Plan permits fractional shares to be credited to participants’ accounts.  See Question 11.

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Our employees who participate in the Plan may arrange for optional cash payments to be made through payroll deductions.  See Question 15.

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Shares purchased through the Plan are credited to an account in the participant’s name, and a statement is furnished quarterly, thereby providing a simplified method of record keeping.  See Question 24.

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Participants may deposit other shares of common stock that they own, whether in certificated or book-entry form and whether or not originally purchased through the Plan, into the Plan, subject to the requirement that dividends on those shares be fully reinvested. This convenience is provided at no cost to the participant and eliminates the possibility of loss, inadvertent destruction, or theft of certificates.  See Question 29.

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Participants may transfer Plan shares held in their account to another individual or entity at no cost. The normal transfer requirements will apply.

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Participants may withdraw some or all of the shares held in their account as Plan shares.  Those withdrawn shares may be issued in certificated or book-entry form, in each case registered in the participant’s name.

3.

What are the disadvantages of the Plan?

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Participants have no control over the price at which shares are purchased or sold through the Plan or the timing of those purchases or sales. A participant bears the market risk associated with fluctuations in the price of our common stock pending the execution of a purchase or sale of shares for the participant’s account.  See Questions 13 and 32.

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No interest is paid on funds pending investment.  See Question 14.

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Participants are required to reinvest all of the dividends on shares held within the Plan.  See Question 20.

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Requests to withdraw or sell shares from the Plan may be delayed during the dividend processing period.  Withdrawals include requests to issue shares in certificated or book-entry form.  Requests for other changes in Plan participation may also be delayed during this period.  See Question 32.

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We do not intend to offer a discount on purchases of common stock made through the Plan (either through dividend reinvestment or optional cash purchases), although we reserve the right to offer any such discount in the future and may offer discounts for optional cash investments pursuant to a Request for Waiver, as described in Question 17.

•

Without giving you prior notice, we may direct the broker-dealer to purchase shares of common stock to be sold under the Plan either directly from us or in the open market or in privately negotiated transactions with third parties.

COSTS

4.

Are there any expenses to participants under the Plan?

Costs to administer the Plan will be paid by us, except that normal brokerage commissions incurred to purchase shares on the open market or to sell shares and the $10 sale transaction fee described below will be charged to participants.

When common stock is purchased on the open market under the Plan, the price per share paid by the participant includes normal brokerage commissions incurred to acquire the shares. Because purchases are consolidated, a participant’s proportionate share of brokerage commissions resulting from open market purchases should be lower than the commissions for individual purchases. Plan participants who sell shares through the Plan will incur normal brokerage commissions and an administrative fee of $10 per transaction (see Questions 13 and 32). In our discretion, we may waive the $10 sale transaction fee in connection with a sale that terminates a participant’s participation in the Plan.

There are no expenses charged to participants when shares of common stock purchased under the Plan are newly issued or treasury shares, because shares are purchased from us and no brokerage commission is incurred.

ADMINISTRATION

5.

How will the Plan be administered?

We administer the Plan, performing only clerical and ministerial functions, such as keeping a continuing record of participants’ accounts, advising them of purchases and other transactions, and performing other duties relating to the Plan. We believe that our serving as administrator rather than using a registered broker-dealer or a federally insured banking institution poses no material risks to participants because of the administrative nature of the functions we perform.  Initial investments and optional cash investments are deposited and held in a bank account separate from our general funds.  Purchases of common stock for the accounts of participants are registered in the name of the Plan nominee as custodian for participants in the Plan.

PARTICIPATION

6.

Who is eligible to participate?

All registered shareholders, and any interested person or entity making an initial investment of at least $250, are eligible to participate in the Plan.  The minimum initial investment for custodial accounts for children is $50.  We will waive the minimum initial investment requirement for Plan participants that sign up for investments of optional cash under the Plan of at least $25 per month via automatic cash bank account drafts for at least a twelve-month period.  Beneficial owners of common stock registered in others’ names, such as brokers or bank trustees and nominees, who want to participate by reinvesting dividends paid on these shares, may be required by their brokers or banks to withdraw their shares from the beneficial accounts and register the shares in their own names.

7.

How do eligible investors participate?

After receiving a prospectus, investors may join the Plan by completing an enrollment form and submitting it to us at MGE Energy, Inc., MGE Energy Shareholder Services, Post Office Box 1231, Madison, Wisconsin 53701-1231 (see Question 9).  Enrollment forms may be obtained at any time by written request to us, by telephoning us at the appropriate toll-free number listed under the heading “Summary of the Plan – Plan Assistance and Information” in this prospectus, or by downloading the form from our Web site (www.mgeenergy.com).

Investors making first-time purchases of common stock must submit the enrollment form with the initial investment to purchase common stock or arrange for the initial investment to be made through an automatic cash bank account draft or, in the case of our employees, a payroll deduction (see Questions 14 and 15).  A person or persons who are making an initial investment must specify exactly how the account to which the shares will be credited is to be titled (see Question 9).

A person who is a current owner of common stock must complete an enrollment form, which will be applied to the shares that the person desires to place within the Plan.

8.

When may an eligible investor join the Plan?

Eligible investors may join the Plan at any time.  See Question 19 for a description of the time when dividend reinvestment would commence; and Question 12 for a description of the time when initial investments would be made.

9.

What does an enrollment form authorize?

The enrollment form authorizes us in our capacity as administrator of the Plan:

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To establish an account for a prospective Plan participant in one of the following forms:

— Individual or joint—Joint accounts will be presumed to be joint tenants with right of survivorship unless otherwise indicated.

— Custodial—A minor child is the beneficial owner of the account with an adult custodian managing the account until the minor comes of age as specified in the Uniform Gifts/Transfers to Minors Act in the minor’s state of residence.

— Transfer on Death (TOD)—The beneficiary of a TOD registration may be an individual or other entity. Only one beneficiary is allowed per TOD account.

— Trust—Trust accounts are established in accordance with the provisions of a trust agreement.

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To accept and act upon instructions from a participant by telephone. Those instructions may include orders to issue share certificates or to sell shares.  We will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. These procedures may include a request to confirm personal identification via taxpayer identification number, account number and address of record.

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If elected by the prospective participant, to make subsequent payments for stock purchases via automatic withdrawal from their checking or savings account.

In addition to the last two bulleted items above, the enrollment form for existing shareholders also authorizes us in our capacity as administrators of the Plan:

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To deposit certificates for safekeeping in the Plan or in the direct registration system.

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To provide for the reinvestment of dividends on all or a portion of shares registered to the shareholder in certificated form or as book-entry shares in the direct registration system.

The enrollment form includes an IRS Substitute Form W-9 with which the participant can certify that the taxpayer identification number shown on the enrollment form is correct and that the participant is not subject to backup withholding.  The enrollment form also acknowledges the participant’s receipt of this prospectus and acceptance of participation subject to the terms and conditions of the Plan as described in this prospectus.

If we receive an incomplete enrollment form, we will return the enrollment form and any payment for stock purchase to the person that sent the form and payment to us.

SOURCE OF SHARES AND USE OF PROCEEDS

10.

What is the source of and use of proceeds from common stock purchased under the Plan?

Shares purchased under the Plan will be shares purchased on the open market by the broker-dealer or shares purchased from us in the form of newly issued shares or treasury shares.  If shares purchased under the Plan are purchased on the open market, we will not receive any additional funds from those purchases. If shares purchased under the Plan are newly issued or treasury shares, we will receive additional funds from those purchases to be used for general corporate purposes as described under “Use of Proceeds” in this prospectus.

PURCHASES

11.

How many shares of common stock can a participant purchase?

The number of shares that a participant can purchase depends on the amount of that participant’s payment, dividend, or a combination thereof, and the price of the shares.  A participant’s account will be credited with that number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the purchase price.

12.

When will shares of common stock be purchased under the Plan with initial investments and optional cash payments?  What is an “investment date”?

Purchases are generally made on Tuesday of each week, unless a Tuesday is a holiday, in which case the investment will occur on the next following business day.  We refer to the dates on which those purchases are made as “investment dates.”  If an investment date falls within one week of a record date relating to a dividend payment, we reserve the right to change that investment date.  Further, if we receive an unusually large amount of investments for purchases during any given week, those amounts may be invested over the next several investment dates, if necessary.  See Question 14 for a description of the deadline for receiving initial investments and optional cash payments in order to have those funds invested on a given investment date.

13.

What will be the price of shares of common stock purchased under the Plan?

When shares are purchased on the open market, the price per share to participants will be the weighted average purchase price, including normal brokerage commissions, carried to four decimal places, of shares acquired on the open market by the broker-dealer.  Because purchases are consolidated, a participant’s proportionate share of brokerage commissions resulting from open market purchases should be lower than the commissions for individual purchases.  The broker-dealer is registered under the Securities Exchange Act of 1934, is a market maker in our common stock and will purchase shares of our common stock for the participants in the Plan. The purchases will be made in over-the-counter market purchases or negotiated transactions on terms determined by the broker-dealer.

When shares are purchased from authorized but unissued shares of common stock or from our treasury, the price per share of shares to participants will be the average of the quoted closing prices for our common stock as reported on the Nasdaq National Market for the period of five trading days ending on the investment date (or the period of five trading days immediately preceding the investment date if the Nasdaq National Market is closed on that date).  In each case, the price will be calculated to four decimal places.

There are no administrative fees charged for share purchases under the Plan.

INITIAL INVESTMENTS AND OPTIONAL CASH PAYMENTS

14.

When must the initial investments and optional cash payments be received by us?

Initial investments must be received with a properly completed enrollment form at least three business days prior to an investment date, in order to be invested on that investment date.  Optional cash payments must be received by us prior to the close of business on the business day preceding an investment date, in order to be invested on that investment date.  See Question 12 for the definition of “investment date.”

If a payment is received too late for an investment date, we will hold the payment until the next investment date.  Only participants who have properly completed and returned an enrollment form as provided in Questions 7, 8 and 9 are eligible to make an initial investment and optional cash payments.

A participant may withdraw an initial investment or optional cash payment by notifying MGE Energy Shareholder Services prior to the close of business on the business day preceding an investment date.  Any withdrawn amount will be returned as promptly as practicable without interest.

No interest will be paid on initial investments and optional cash payments held by us pending investment. Participants are requested not to send cash.

15.

How are initial investments and optional cash payments made?

Participants may make initial investments of not less than $250, and optional cash payments of not less than $25 per payment nor more than $25,000 for each calendar quarter per account.  The minimum initial investment for custodial accounts for children is $50.  We will waive the minimum initial investment requirement for Plan participants that sign up for investments of optional cash under the Plan of at least $25 per month via automatic cash bank account drafts for at least a twelve-month period.  When enrolling in the Plan, an initial investment and optional cash payment may be made by the participant by completing an enrollment form and enclosing therewith a check or money order payable to the order of MGE Energy, Inc. or by authorizing an automatic cash bank account draft.  Thereafter, optional cash payments may be made through the use of the remittance form for optional cash payments sent by us to participants or by authorizing an automatic cash bank account draft.  Pending investment, we will hold all initial investments and optional cash payments in a bank account separate from our general funds.

It is recommended that all payments be made so as to reach us at least five business days prior to the investment date.  Each payment by a participant must be made by check or money order payable to the order of MGE Energy, Inc. and the same amount of money need not be sent each time, subject to the minimum and maximum payment levels.  In addition, participants can sign up for investments of optional cash under the Plan via automatic cash bank account drafts. There is no obligation to make optional cash payments, and it is not a condition to continued Plan participation.

Our employees and employees of any of our subsidiaries participating in the Plan may arrange for an initial investment or optional cash payments to be made through payroll deductions. The $250 minimum payment requirement for initial investments and the $25 minimum payment requirement for optional cash payments will not apply to payments made through payroll deductions.  Application forms for employee payroll deductions and automatic cash bank account drafts are available from MGE Energy Shareholder Services.  Commencement, revision, or termination of payroll deductions and automatic cash bank account drafts will become effective as soon as practicable after receipt of the request.

You may request, and in our discretion we may approve, a waiver permitting you to make optional cash investments in excess of the $25,000 per calendar quarter limit. See Questions 16 and 17 for more information.

16.

How do I make an optional cash purchase over the maximum quarterly amount of $25,000?  What is a “Request for Waiver”?

Optional cash purchases in excess of $25,000 per quarter may only be made pursuant to a Request for Waiver accepted by us.  If you wish to make an optional cash purchase in excess of $25,000 during any calendar quarter, you must obtain our prior written approval.

To obtain approval, you should request a “Request for Waiver” form by contacting the MGE Energy Shareholder Services at (800) 356-6423.  Completed Request for Waiver forms:

•

may be sent to us via facsimile at (608) 252-1554,

•

may be mailed to us at MGE Energy, Inc., MGE Energy Shareholder Services, Post Office Box 1231, Madison, Wisconsin 53701-1231, or

•

can be delivered to us in person at 133 South Blair Street, Madison, Wisconsin 53703.

We have sole discretion to grant any approval for optional cash purchases in excess of the allowable maximum amount. If we approve your request, we will notify you via return facsimile.  Any investor that submits a Request for Waiver that is not already a Plan participant and whose Request for Waiver is approved by us, must submit a completed enrollment form (see Questions 7 and 9) along with the investor’s optional cash payment.  You must send the authorized amount to us per written instructions in the Request for Waiver form.

In deciding whether to approve a Request for Waiver, we will consider relevant factors including, but not limited to:

•

whether the Plan is then acquiring newly issued shares directly from us or acquiring shares in the open market;

•

our need for additional funds;

•

the attractiveness of obtaining additional funds through the sale of common stock as compared to other sources of funds;

•

the purchase price likely to apply to any sale of common stock;

•

the identity of the party submitting the request, including the extent and nature of the party’s prior participation in the Plan;

•

the number of shares of common stock held of record by the party; and

•

the aggregate number of optional cash purchases in excess of $25,000 for which Requests for Waiver have been submitted.

If Requests for Waiver are submitted for an aggregate amount in excess of the amount we are then willing to accept, we may honor such requests in order of receipt, pro-rata or by any other method that we determine to be appropriate in our sole discretion. If you do not receive a response from us in connection with your Request for Waiver, you should assume that we have denied your request.

17.

What additional provisions apply to optional cash purchases made pursuant to a Request for Waiver?

Our acceptance of a Request for Waiver will specify any applicable “pricing period,” “threshold price,” “pricing period extension” and “waiver discount,” as those terms are described below.  The purchase price of shares of our common stock purchased pursuant to a Request for Waiver will be calculated pro rata on a daily basis using the volume weighted average price of our common stock obtained from Bloomberg, LP (or a comparable source, such as Thompson Reuters) for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, for each trading day during the relevant pricing period assuming any applicable “threshold price” is met each day, less any applicable “waiver discount.”

Pricing Period. We will specify in our acceptance of any Request for Waiver how many trading days are in a pricing period, which may be one or more days, and any applicable threshold price, pricing period extension feature and waiver discount.

As an example of how the pricing would work, if a cash investment of $10 million is made pursuant to an approved Request for Waiver for a pricing period of 10 trading days, the number of shares you will receive will be calculated for each day of the pricing period by taking a pro rata portion of your total cash investment for each day of the pricing period, which would be $1 million in this example, and dividing it by the volume weighted average price for that day for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, less, if applicable, the waiver discount. On the last day of the pricing period, the total investment amount, $10 million in this example, will be divided by the total number of shares acquired over the 10 days (assuming any applicable threshold price is met each day) in order to establish the purchase price per share for your investment.

We will apply all optional cash investments pursuant to Requests for Waiver that are approved by us and that are received by us by wire transfer on or before the first business day before the first day of the relevant pricing period to the purchase of shares of our common stock.  The allocation of the shares will occur as soon as practicable, but no later than five business days after the investment date, which is the last day of the pricing period or any extended pricing period.  All such optional cash investments received after the close of business on the first business day before the first day of the relevant pricing period will be returned without interest.

Threshold Price. We may, in our sole discretion, establish for any pricing period a “threshold price” applicable to optional cash investments made pursuant to Requests for Waiver. The threshold price will be the minimum price applicable to purchases of our common stock pursuant to Requests for Waiver during the applicable pricing period. We will specify in our acceptance of any Request for Waiver whether there is a threshold price and, if there is a threshold price, its amount. We will make that determination, in our sole discretion, after a review of various factors, including current market conditions, the level of participation in the Plan and our current and projected capital needs.

If established for any pricing period, the threshold price will be stated as a dollar amount that the Nasdaq National Market volume weighted average price of our common stock obtained from Bloomberg, LP (or a comparable source, such as Thompson Reuters) for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern Time, must equal or exceed on each trading day of the relevant pricing period. In the event that the threshold price is not satisfied for a trading day in the pricing period or there are no trades of our common stock reported by the Nasdaq National Market for a trading day, then that trading day will be excluded from the pricing period with respect to optional cash investments made pursuant to Requests for Waiver, and all trading prices for that day will be excluded from the determination of the purchase price. For example, if the threshold price is not satisfied for two of the 10 trading days in a pricing period, then the purchase price will be based upon the remaining eight trading days on which the threshold price was satisfied.

A portion of each optional cash investment made pursuant to a Request for Waiver will be returned for each trading day during a pricing period on which the threshold price is not satisfied and for each trading day on which no trades of our common stock are reported on the Nasdaq National Market. The returned amount will equal the total amount of the optional cash investment multiplied by a fraction the numerator of which is the number of trading days that the threshold price is not satisfied or trades of our common stock are not reported on the Nasdaq National Market and the denominator of which is the number of trading days in the pricing period. For example, if the threshold price is not satisfied or if no sales are reported for one of 10 trading days in a pricing period, one-tenth of your optional cash investment will be returned to you without interest.

The establishment of the threshold price and the possible return of a portion of your investment in the event a threshold price is not satisfied apply only to optional cash investments made pursuant to Requests for Waiver. Setting a threshold price for a pricing period will not affect the setting of a threshold price for any subsequent pricing period. We may waive our right to set a threshold price for any pricing period.

Pricing Period Extension Feature. We may, in our sole discretion, elect in our acceptance of a Request for Waiver to activate for any given pricing period a “pricing period extension feature,” which will provide that the initial pricing period will be extended by the number of days that the threshold price is not satisfied, or on which there are no trades of our common stock reported by the Nasdaq National Market, subject to a maximum extension of five days. If the threshold price is satisfied for any additional day that has been added to the initial pricing period, that day will be included as one of the trading days for the pricing period in lieu of a day on which the threshold price was not met or trades of our common stock were not reported. For example, if the pricing period is 10 trading days, and the threshold price is not satisfied for three out of those 10 days, and we had indicated in our acceptance of a Request for Waiver that the pricing period extension feature was activated, then the pricing period will automatically be extended for 3 trading days, and if the threshold price is satisfied on the next three trading days, then those three days will be included in the pricing period in lieu of the three days on which the threshold price was not met. As a result, the purchase price will be based upon the ten trading days of the initial and extended pricing period on which the threshold price was satisfied and all of the optional cash investment will be invested (rather than, if we had elected not to extend the pricing period, 30% of your proposed optional cash investment being returned to you).

Waiver Discount. We may, in our sole discretion, establish a “waiver discount” of 0% to 3% from the market price applicable to optional cash investments made pursuant to Requests for Waiver. The waiver discount may vary for different investment dates but will apply uniformly to all optional cash investments made pursuant to Requests for Waiver that were accepted with respect to a particular investment date.

We will determine, in our sole discretion, whether to establish a waiver discount after a review of various factors, including current market conditions, the level of participation and our current and projected capital needs.  We will specify any applicable waiver discount in our notice of acceptance of a Request for Waiver.

18.

What happens if a check is returned unpaid by a participant’s financial institution?

In the event that any check is returned unpaid for any reason and we are unable to collect funds from the participant, we will consider the request for investment of those funds null and void.  The participant will be asked to reimburse us for any fee charged by our financial institution as a result of the returned check. We will remove from the participant’s account any shares purchased upon the prior credit of those funds.  Those shares may be sold to satisfy any uncollected amount.  If the net proceeds of a sale are insufficient to satisfy the balance of the uncollected amount, additional shares may be sold from the participant’s account as necessary to satisfy the uncollected balance.

DIVIDEND REINVESTMENT

19.

When will dividend funds be reinvested?

Reinvestment of dividends will commence for new participants with the next common stock cash dividend payment date (currently on or about March 15, June 15, September 15 and December 15), provided we have received, at least 15 days prior to that dividend payment date, a properly completed enrollment form.  If the enrollment form is not received in time, reinvestment of dividends will not commence until the following dividend payment date.

Except as described in the preceding paragraph, we will reinvest dividends promptly following each dividend payment date.  Dividends that are not reinvested within 30 days of the dividend payment date will be paid to the shareholder.

Shares of common stock purchased with reinvested dividends will be added to the shares held under the Plan.  For administrative purposes, the actual crediting of the common stock to a participant’s account and the purchase of shares through the Plan may take place several days after each dividend payment date.

For a description of the dividend rights pertaining to our common stock, see “Description of Common Stock—Dividend Rights” in this prospectus.

20.

May a participant vary the level of dividend reinvestment under the Plan?

No.  All dividends must be reinvested on shares held within the Plan.

21.

What if a participant does not want to reinvest some or all of the dividends on shares held under the Plan?

Dividends must be fully reinvested on shares held under the Plan.  If a participant does not wish to have some or all of those dividends reinvested on particular shares, then that decision, once communicated to us, will be deemed an election to withdraw those shares from the Plan.  The options available upon withdrawal are described in Question 31; however, in the absence of express instructions, we will re-register the affected shares in the direct registration system under the name of the participant.  See Question 30 for a description of the direct registration system.

22.

When and how may participants change their status concerning dividend reinvestment in the Plan?

Participants may change their status at any time by indicating a new designation on an enrollment form for the affected shares.  However, if a participant’s request to change is received less than 30 days preceding a dividend payment date, the dividend paid on the dividend payment date may, at our option, be processed under the participant’s previous designation. All requests to change will be processed as promptly as possible.

23.

Will participants be credited with dividends on fractions of shares?

Yes.

REPORTS TO PARTICIPANTS

24.

What kind of reports will be sent to participants in the Plan?

Statements of account will be issued quarterly to all participants who had Plan share transactions in their accounts during the previous quarter.  Quarterly statements of account are cumulative, showing activity for all three months of the quarter and calendar year to date.  If you would like to receive more current information concerning your Plan purchases or sales, please contact us using one of the methods listed under the heading “Summary of the Plan -- Plan Assistance and Information” in this prospectus.  Account statements are the participant’s continuing record of purchases and should be retained for income tax purposes.  The final statement of the calendar year will indicate the total dividends credited to the participant’s account for the year, and a Form 1099-DIV will be issued to each participant for use in reporting dividends received for income tax purposes.

25.

What other communications will participants receive from us?

Each participant will receive the same communications as every other shareholder of record.  These communications include quarterly reports, the annual report, the notice of annual meeting of shareholders and the proxy statement, proxy, and income tax information, including 1099 forms for reporting dividends and sale proceeds received by the participant.  See Question 35 regarding voting of proxies.

CERTIFICATES FOR SHARES

26.

Will certificates be issued for the common stock purchased?

Normally, certificates for common stock purchased under the Plan will not be issued to participants. Instead, the common stock purchased for each participant will be credited electronically to the participant’s account and will be shown on the participant’s statement of account.  This convenience protects against loss, theft, or destruction of common stock certificates.  See Question 24 regarding issuance of statements of account.

27.

How does a participant request the issuance of certificates?

A participant may request certificates for any number of whole shares credited to the participant’s account under the Plan.  The request should be made by telephoning us at the numbers listed under “Summary of the Plan – Plan Assistance and Information” in this prospectus.  You should be prepared during that call to provide to us your taxpayer identification number, account number and address of record.  Requests for certificates will be handled without charge to participants, but participants are restricted to one certificate issue request per quarter.

Please note that a request for certificates will be considered a request to withdraw the affected shares from the Plan.

Certificates for fractions of shares will not be issued to a participant under any circumstances.  See Questions 31 and 32 regarding withdrawal of fractional shares from the Plan.

Common stock credited to the account of a participant under the Plan may not be pledged.  A participant who wishes to pledge common stock must request that certificates for the common stock be issued in his or her name.

28.

In whose name will certificates be registered when issued?

Accounts under the Plan will be maintained in a participant’s name as shown on our shareholder records.  As explained in Question 26, certificates will not be issued to represent shares held in the Plan; and, as explained in Question 29, shares held in the Plan are registered in the name of a nominee as custodian for Plan participants.

When certificates are requested for Plan shares, they will be registered in the participant’s name as shown on our shareholder records.  Certificates will be issued for whole shares only.

Upon written request, certificates can also be registered and issued in names other than that of a participant, subject to compliance with any applicable laws and to payment by the participant of any applicable taxes.  The request must be in the proper form and bear the signature of the participant, and that signature must be guaranteed by an eligible financial institution acceptable to our transfer agent.

SAFEKEEPING OF CERTIFICATES

29.

Can certificates be sent to us for safekeeping?

Shareholders who wish to have us hold their certificated shares in safekeeping may send the certificate(s) to us to be held under the Plan or to be registered in electronic form under the direct registration system.  Only shares on which full reinvestment of dividends has been elected may be held under the Plan.  An instruction to include certificates under the Plan will be deemed an election to reinvest all dividends on the shares represented by the certificate(s).  If the shareholder has instructed that dividends are not to be reinvested, or the instructions are unclear, the shares represented by the certificates will be registered in the direct registration system.

The certificate(s) should be sent, unsigned, to us at MGE Energy, Inc., MGE Energy Shareholder Services, Post Office Box 1231, Madison, Wisconsin 53701-1231.  If you are not a current Plan participant and your shares are intended to be included in the Plan, you must include a completed enrollment form.  Enrollment forms may be obtained at any time by writing to us, telephoning us at the appropriate toll-free number listed under the heading

“Summary of the Plan – Plan Assistance and Information” in this prospectus, or downloading the form from our Web site (www.mgeenergy.com).  It is recommended the certificate(s) be sent by registered or certified mail, return receipt requested.  Participants bear all risk of loss in sending certificates to us for safekeeping.

Shares represented by certificates to be held under the Plan will be canceled and registered in the name of a nominee as custodian for participants in the Plan and credited to the participant’s account.  Shares represented by certificates to be held in the direct registration system will be cancelled and registered electronically in the same name as appears on the surrendered certificate(s).

30.

What is the direct registration system?

The direct registration system is a method of recording shares in book-entry form without having a physical certificate issued as evidence of ownership.  Instead, shares are held and registered electronically.  Shares held in this form have the same rights and privileges as shares held in certificate form and can be electronically transferred between your account with us and your account at a broker-dealer.

Generally speaking, book-entry reduces the risks, time and costs associated with storing paper share certificates, transferring shares represented by paper certificates, and replacing lost or stolen certificates.

You may request that all or a portion of your shares held in the direct registration system be issued in certificated form or transferred into the Plan at any time.  The request should be made by telephoning us at the numbers listed under “Summary of the Plan – Plan Assistance and Information” in this prospectus.  You should be prepared during that call to provide to us your taxpayer identification number, account number and address of record.  Requests for certificates or transfers to the Plan will be handled without charge to participants, but shareholders are restricted to one certificate issue request per quarter.

WITHDRAWAL

31.

What are the options for withdrawal of common stock from the Plan?

When a participant withdraws, or is deemed to withdraw (see Questions 21 and 27), all or a portion of his or her common stock from the Plan, the participant has several options with respect to those shares.  A participant may elect to have all or a portion of the withdrawn shares:

•

represented by a certificate (for whole shares only) issued in the participant’s name;

•

re-registered under the participant’s name in the direct registration system; and/or

•

sold by us under the Plan and to receive a check for the net sale proceeds.

Withdrawal of all shares held by a participant in the Plan will result in the termination of the participant’s participation in the Plan.

32.

When and how may participants withdraw all or a portion of their common stock from the Plan?

A participant may withdraw from the Plan at any time by contacting  us at the appropriate toll-free number listed under “Summary of the Plan – Plan Assistance and Information” in this prospectus.

When a participant requests the withdrawal of all of his or her Plan shares, termination of participation in the Plan will be effective upon the re-registration of the shares in the direct registration system, issuance of a certificate, or sale of his or her common stock.  If a participant withdraws all of his or her Plan shares and requests a certificate for the shares, a certificate for all of the whole Plan shares will be issued and a cash payment representing any fraction of a share will be mailed directly to the participant. The cash payment to each withdrawing participant will be based on the actual sale price when accumulated fractional sales of withdrawing participants are sold through the Plan.

If a request for withdrawal is received less than 30 days preceding a dividend payment date, the request may be held until dividend processing is complete.

Sales of whole shares and any fractional shares will be made directly by the broker-dealer.  The sale price to participants of shares sold through the Plan will be the market price, including normal brokerage commissions, carried to four decimal places, of shares purchased by the broker-dealer.  Sale proceeds will be mailed to the participant.  We will charge a $10 administrative fee for each transaction involving sales of shares through the Plan, which fee will be deducted from the sale proceeds.  We may waive the sale transaction fee, in our discretion, in connection with a sale that terminates a participant’s participation in the Plan.  Sales of whole and fractional shares may be accumulated; however, sales transactions will normally occur weekly and at least every 30 days.  Participants will receive certificates for shares or cash for shares which are sold no later than 30 days after our receiving a request to withdraw.

We cannot guarantee that shares will be sold on any specific day or at any specific price.

33.

When may former participants rejoin the Plan?

Generally, a former participant may again become a participant at any time by completing a new enrollment form.  (See Questions 7 and 8.)  However, we reserve the right to reject any enrollment form from a previous participant on grounds of excessive joining and termination. This reservation is intended to minimize unnecessary administrative expense and to encourage use of the Plan as a long-term investment service.

OTHER INFORMATION

34.

What happens if we issue a stock dividend or declare a stock split?

Any stock dividends or split shares distributed by us on common stock held in the Plan for a participant will be credited to the participant’s Plan balance.  Stock dividends or split shares distributed on certificated shares registered in the name of a participant will be registered in the participant’s name and may be issued in book entry form through the direct registration system.

35.

How will participants’ common stock be voted at meetings of shareholders?

The common stock credited to a participant’s account may only be voted in accordance with the participant’s instructions given on a proxy form, which will be furnished to all shareholders.

36.

What is our responsibility and the responsibility of the nominee under the Plan?

None of the broker-dealer, the nominee, any agents or us, in administering the Plan, will be liable for any act done in good faith, or for any omission to act in good faith, including, without limitation, any act giving rise to a claim of liability arising out of failure to terminate a participant’s participation in the Plan upon a participant’s death prior to the receipt of notice in writing of such death.

A participant should recognize that none of the broker-dealer, the nominee, any agents or us can assure a profit or protect against a loss on the common stock purchased or sold under the Plan.

The foregoing does not affect a participant’s right to bring a cause of action based on alleged violations of federal securities laws.

37.

What provision is made for participants whose dividends are subject to tax withholding?

In the case of participants whose dividends are subject to tax withholding, we will invest an amount equal to the cash dividend less the amount of tax required to be withheld.  Only the net dividend will be applied by us to the purchase of common stock.  Our quarterly statements for those participants will indicate the amount of tax withheld and the net dividend reinvested.

38.

Can the Plan be changed or discontinued?

We reserve the right to suspend, modify, or terminate the Plan at any time. Notice of any suspension, modification, or termination will be sent to all affected participants.

39.

Who interprets and regulates the Plan?

We reserve the right to interpret and regulate the Plan.

40.

Which law governs the Plan?

The Plan is governed by and construed in accordance with the laws of the State of Wisconsin.

FEDERAL INCOME TAX CONSEQUENCES

The federal income tax information in Questions 41 through 44 is provided only as a guide to noncorporate participants who hold shares of our common stock as a capital asset. You should consult with your own tax advisors for more specific information on rules regarding the tax consequences of the Plan under federal and state income tax laws and the tax basis of shares held under the Plan in special cases, such as death of a participant or a gift of Plan shares and for other tax consequences.

Because state income tax laws vary between states, information on state tax consequences is not discussed in this prospectus. You should consult with your own tax advisors regarding the tax consequences of Plan participation under the specific state income tax laws to which you are subject.

41.

What are the federal income tax consequences of participation in the Plan?

Participants in the Plan, in general, have the same federal income tax obligations with respect to dividends on their common stock as do shareholders who are not participants in the Plan. Cash dividends reinvested under the Plan will be treated for federal income tax purposes as having been received even though the participant does not actually receive cash but, instead, purchases common stock under the Plan. Generally, any dividends described above will be taxable to participants as ordinary dividend income to the extent of our current or accumulated earnings and profits for federal income tax purposes.  The amount of any dividends in excess of earnings and profits will reduce a participant’s tax basis in the common stock with respect to which the dividend was received, and, to the extent in excess of basis, result in capital gain.

Dividends paid in taxable years beginning before  2013 will be eligible for a reduced rate of federal income taxation for individuals (not exceeding 15%), provided that the dividends are paid with respect to shares held for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date, the individual is not obligated to make related payments with respect to substantially similar or related property (for example, pursuant to a short sale of such shares), and certain other conditions are met.  As a separate matter, starting in 2013, investment earnings, such as dividends and gains from common stock, will be subject to a 3.8% Medicare tax in the hands of individuals having adjusted gross income in excess of $200,000 ($250,000 in the case of joint returns).  The same tax will apply in the case of certain trusts and estates.

  Participants in the Plan will not recognize any income for federal income tax purposes upon the purchase of shares of common stock with initial investments and optional cash payments. See Question 42 regarding the tax basis of those shares.

42.

What is the federal tax basis of shares of common stock acquired under the Plan?

In order to determine the tax basis of shares acquired under the Plan and for other tax consequences, you should consult with your tax advisor.  As a general rule, the tax basis of shares (or any fraction of a share) of common stock acquired under the Plan will be equal to the purchase price for those shares (or share), including any brokerage commissions.  The holding period for shares of common stock acquired under the Plan (or a fraction thereof) will begin on the day following the purchase date.

43.

What are the federal income tax consequences of a sale of common stock acquired under the Plan?

A participant will not realize any federal taxable income upon receipt of certificates for whole shares of common stock previously credited to the participant’s account, whether upon request, withdrawal from the Plan, or our termination of the Plan. However, gain or loss generally will be realized when a participant sells or otherwise disposes of  shares and with respect to any cash payment by us for a fractional share.

The gain or loss will be equal to the difference between the amount received for shares (or a fractional share) and the participant’s tax basis therefor. If shares of common stock acquired under the Plan are held for more than one year, the gain or loss realized upon the sale thereof generally will be long-term capital gain or loss; if the shares are held for a shorter period, the gain or loss will be short-term capital gain or loss.

For taxable years beginning before 2013, the maximum federal income tax rate for individual taxpayers on adjusted net capital gain (that is, generally, the excess of the taxpayer’s net long-term capital gain over the taxpayer’s net short-term capital loss) is 15%.

Starting in 2012, when shares acquired under the plan after 2011 (Post-2011 shares) are sold, we will be required to report to you the basis and holding period of such Post-2011 shares on IRS Form 1099-B.  For the purpose of reporting the holding period of Post-2011 shares sold, we will assume that the oldest Post-2011 shares held in the Plan at the time of sale are the first Post-2011 shares sold.  Again to determine the tax basis of shares acquired under the Plan and for other tax consequences, you should consult with your tax advisor.

44.

Is income on shares held in the Plan subject to withholding?

If you fail to furnish a properly completed Form W-9 or its equivalent, then the federal income tax “backup withholding” provisions will require us to withhold tax from any dividends and sales proceeds.

Participants who are not United States citizens or residents are generally subject to a withholding tax on any dividends payable to them.  In general, the rate of withholding tax is 30% unless it is reduced under an income tax treaty between the United States and the participant’s country of residence.  Starting in 2013, dividends payable to participants who are not United States citizens or residents and that hold their shares through a foreign financial institution, may be subject to special reporting rules referred to as “FATCA.”  If these rules are applicable but are not complied with, such dividends will be subject to withholding tax at a rate of 30% notwithstanding a treaty that provides for a lower rate.

DESCRIPTION OF COMMON STOCK

General

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $1 per share, of which 23,113,638 shares were issued and outstanding as of October 29, 2010.

The following summarizes certain provisions of our Amended and Restated Articles of Incorporation and the Wisconsin Business Corporation Law that relate to our common stock.

Voting Rights

Except as described below under “Limitation of Voting Rights of Substantial Shareholders,” each share of our common stock entitles its holder to one vote in all elections of directors and any other matter submitted to a vote at a meeting of shareholders. Since our common stock does not have cumulative voting rights, the holders of more than 50% of the shares, if they choose to do so, can elect all of the directors.

All corporate action to be taken by our shareholders may be authorized by a majority of votes cast by holders entitled to vote at a duly authorized meeting, although:

•

the affirmative vote of the holders of two-thirds of our outstanding stock is necessary to amend our Amended and Restated Articles of Incorporation and to approve various fundamental corporate changes, including a merger or share exchange or the sale of all or substantially all of our assets or the dissolution of our company; and

•

the affirmative vote of the holders of 80% of our outstanding stock entitled to vote for the election of directors is required to amend the provisions of our Amended and Restated Bylaws relating to the removal of directors only for cause.

Limitation of Voting Rights of Substantial Shareholders

Article Eighth of our Amended and Restated Articles of Incorporation provides for limited voting rights by the record holders of our “voting stock” that is beneficially owned by a “Substantial Shareholder.”  These provisions may render more difficult or discourage a merger involving our company, an acquisition of our company, the acquisition of control over our company by a Substantial Shareholder, and the removal of incumbent management.

Under Article Eighth, a Substantial Shareholder (including the shareholders of record of its beneficially owned shares) is entitled to cast one vote per share (or another number of votes per share as may be specified in or pursuant to our Amended and Restated Articles of Incorporation) with respect to the shares of voting stock which would entitle the Substantial Shareholder to cast up to 10% of the total number of votes entitled to be cast in respect of all the outstanding shares of voting stock. With respect to shares of voting stock that would entitle the Substantial Shareholder to cast more than 10% of the total number of votes, however, the Substantial Shareholder is entitled to only one one-hundredth (1/100th) of the votes per share which it would otherwise be entitled to cast. In addition, in no event may a Substantial Shareholder exercise more than 15% of the total voting power of the holders of voting stock (after giving effect to the foregoing limitations).

If the shares of voting stock beneficially owned by a Substantial Shareholder are held of record by more than one person, the aggregate voting power of all holders of record, as limited by the provisions described above, will be allocated in proportion to the number of shares held. In addition, our Amended and Restated Articles of Incorporation provide that a majority of the voting power of all the outstanding shares of voting stock (after giving effect to the foregoing limitations on voting rights) constitutes a quorum at all meetings of shareholders.

For the purposes of Article Eighth:

“Voting stock” includes our common stock and, unless expressly exempted by our shareholders or our board of directors in connection with the authorization of a class or series of preferred or preference stock, any class or series of preferred or preference stock then outstanding entitling its holder to vote on any matter with respect to which a determination is being made pursuant to Article Eighth. Our Amended and Restated Articles of Incorporation do not presently authorize any class of stock other than common stock.

“Substantial Shareholder” includes any person or entity (other than us, any of our subsidiaries, our and our subsidiaries’ employee benefit plans and the trustees thereof), or any group formed for the purpose of acquiring, holding, voting, or disposing of shares of voting stock, that is the beneficial owner of voting stock representing 10% or more of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock. For purposes of our Amended and Restated Articles of Incorporation, a person is deemed to be a “beneficial owner” of any shares of voting stock which that person (or any of its affiliates or associates) beneficially owns, directly or indirectly, or has the right to acquire or to vote, or which are beneficially owned, directly or indirectly, by any other person with which that person (or any of its affiliates or associates) has an agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of voting stock.

The following is an example of how the votes available to a Substantial Shareholder would be limited by Article Eighth. The example assumes we have a Substantial Shareholder who holds 600 of 1,000 outstanding shares of voting stock. In the absence of the provision, the Substantial Shareholder would be entitled to cast 600 out of 1,000 votes, or 60%–i.e., one vote for each share held. Under the provision, the Substantial Shareholder would be limited to 70 out of 470 votes, or just under 15%. The provision restricts the votes available to the Substantial Shareholder in two ways–it limits the votes available for shares representing more than 10% of the outstanding voting stock and further limits the vote so calculated to no more than 15% of the total voting power of the holders of voting stock. Under the first limit, the Substantial Shareholder would have 105 votes–one vote for each share up to 10% of the outstanding voting stock (100 shares representing 100 votes) and one-one hundredth vote for each additional share (500 shares representing 5 votes). The second limit would further restrict the votes available since, prior to any further adjustment, the Substantial Shareholder would be entitled to cast 21% of the total voting power–i.e., 105 votes out of a total of 505 votes then entitled to be cast (that is, 105 votes by the Substantial Shareholder and 400 votes by all other shareholders). The second limit reduces those votes until the percentage does not exceed 15%–i.e., 70 votes out of a total of 470 entitled to be cast by all shareholders (that is, 70 votes by the Substantial Shareholder and 400 votes by all other shareholders).

Accordingly, beneficial owners of more than 10% of the outstanding shares of our voting stock will be unable to exercise voting rights proportionate to their equity interests.

Subject to specified exceptions, Section 180.1150 of the Wisconsin Business Corporation Law, which is referred to as the Wisconsin control share statute, limits the voting power of shares of a Wisconsin corporation held by any person or persons acting as a group in excess of 20% of the voting power in the election of directors to 10% of the full voting power of those excess shares. In other words, a person holding 500 shares of a corporation subject to Section 180.1150 of the Wisconsin Business Corporation Law with 1,000 shares outstanding would be limited to 230 votes (that is, 200 votes (20% of the total voting power) plus 30 votes (10% of the excess 300 shares)) on any matter subjected to a shareholder vote. Full voting power may be restored if a majority of the voting power shares represented at a meeting are voted in favor of a restoration of full voting power. This provision may deter any shareholder from acquiring in excess of 20% of our outstanding voting stock.

Possible Anti-Takeover Effects of Certain Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and Wisconsin State Law

Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws providing for a classified board of directors, limiting the rights of shareholders to remove directors, reducing the voting power of persons holding 10% or more of our common stock, requiring a two-thirds vote with respect to an amendment of the Articles and various fundamental corporate changes and permitting us to issue additional shares of common stock without further shareholder approval except as required under rules of the Nasdaq National Market could have the effect, among others, of discouraging takeover proposals for our company or impeding a business combination between us and a major shareholder.

The Wisconsin Holding Company Act provides that no person may take, hold or acquire, directly or indirectly, more than 10% of the outstanding voting securities of a holding company, such as our company, unless the Public Service Commission of Wisconsin (PSCW) determines that such action is in the best interest of utility consumers, investors and the public.

Dividend Rights

Holders of our common stock are entitled to receive dividends on their shares when, as and if declared by our board of directors out of funds legally available for distribution. As a practical matter, our ability to pay dividends on our common stock will be determined by the ability of our operating subsidiaries, principally MGE, to pay dividends to us.

Dividend payments by MGE to us are subject to restrictions arising under a PSCW rate order and, to a lesser degree, MGE’s first mortgage bonds. The PSCW order limits the amount of dividends that MGE may pay us when its common equity ratio, calculated in the manner used in the rate proceeding, is less than 55%. Under those circumstances, MGE may not pay dividends in excess of $31.4 million plus dividends on shares issued in excess of the shares issued in the rate proceeding forecast if the proceeds are invested in MGE. MGE’s thirteen month rolling average common equity ratio at December 31, 2009, is estimated to have been 57.5% as determined under the calculation used in the rate proceeding.  The rate proceeding calculation includes as indebtedness imputed amounts for MGE’s outstanding purchase power capacity payments and other PSCW adjustments but excludes the indebtedness associated with our subsidiaries, MGE Power West Campus LLC and MGE Power Elm Road LLC, which are consolidated into MGE’s financial statements in accordance with FIN No. 46-R.

In addition, MGE has covenanted with the holders of its first mortgage bonds not to declare or pay any dividend or make any other distribution on or purchase any shares of its common stock unless, after giving effect thereto, the aggregate amount of all such dividends and distributions and all amounts applied to such purchases, after December 31, 1945, shall not exceed the earned surplus (retained earnings) accumulated subsequent to December 31, 1945.  As of December 31, 2009, approximately $229.0 million was available for the payment of dividends under this covenant.  As of December 31, 2009, there was one series of first mortgage bonds outstanding under the first mortgage bond indenture, representing indebtedness in the amount of $1.2 million.  We refer you to MGE’s Indenture of Mortgage and Deed of Trust dated as of January 1, 1946 with U.S. Bank, N.A. (successor to First Wisconsin Trust Company), as trustee, for the complete text of these provisions.

Our subsidiary, MGE Power West Campus, LLC, has covenanted with the holders of its outstanding senior secured notes not to declare or make distributions to us in the event that, both before and after giving effect to such distribution, its total debt to total capitalization would exceed .65 to 1.00 or its projected debt service coverage ratio for the following four fiscal quarters would be less than 1.25 to 1.00. Projected debt service coverage considers the projected revenues available for debt service, after deducting expenses other than debt service, in relation to projected debt service on indebtedness.

Our subsidiary, MGE Power Elm Road LLC, has covenanted with the holders of its outstanding senior secured notes not to declare or make distributions to us in the event that, both before and after giving effect to such distribution, its projected debt service coverage ratio for the following four fiscal quarters would be less than 1.25 to 1.00.  Projected debt service coverage considers the projected revenues available for debt service, after deducting expenses other than debt service, in relation to projected debt service on indebtedness.

Liquidation Rights

In the event we liquidate or dissolve, holders of our then outstanding common stock are entitled to receive ratably all of our assets remaining after all of our liabilities have been paid. In addition, because our operations are currently conducted primarily through MGE, the rights of the holders of our common stock to participate in the distribution of assets of MGE upon the liquidation or reorganization of that subsidiary or otherwise will be subject to the prior claims of any holders of preferred stock of MGE. Currently, there is no outstanding preferred stock of MGE.

Preemptive and Subscription Rights

Holders of our common stock, solely by virtue of their holdings, do not have any preemptive rights to subscribe for or purchase any shares of our capital stock which we may issue in the future.

Liability to Further Calls or to Assessment

All of our outstanding shares of common stock have been fully paid and are nonassessable.

Miscellaneous

We reserve the right to increase, decrease, or reclassify our authorized capital stock and to amend or repeal any provisions in our Amended and Restated Articles of Incorporation or in any amendment thereto in the manner now or hereafter prescribed by law, subject to the limitations in our Amended and Restated Articles of Incorporation. All rights conferred on the holders of our common stock in our Amended and Restated Articles of Incorporation or any amendment thereto are subject to this reservation. Our common stock does not have any conversion rights.

COMMON STOCK DIVIDENDS AND MARKET

We have paid quarterly dividends on our common stock since the share exchange in which we became the parent holding company of MGE.

Our practice of paying dividends quarterly (in March, June, September, and December), the time of payment, and the amount of future dividends are necessarily dependent upon our earnings, financial requirements, and other factors.

Our common stock is traded in the over-the-counter market and is quoted on the Nasdaq National Market under the symbol “MGEE.”

PLAN OF DISTRIBUTION

Except to the extent the independent agent purchases shares of our common stock in the open market, we will sell directly to the Plan participants the shares of our common stock acquired under the Plan. There are no brokerage commissions in connection with the purchases of such newly issued shares or treasury shares of our common stock.

In connection with the administration of the Plan, we may be requested to approve investments made pursuant to Requests for Waiver by or on behalf of Plan participants or other investors who may be engaged in the securities business.

Persons who acquire shares of our common stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances may be participating in a distribution of securities that would require compliance with Regulation M under the Securities Exchange Act of 1934 and may be considered to be underwriters within the meaning of the Securities Act of 1933. We will not extend to any such person any rights or privileges other than those rights and privileges to which it would be entitled as a Plan participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our common stock so purchased. We may, however, accept investments made pursuant to Requests for Waiver by such persons.

From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions to benefit from any waiver discounts applicable to investments made pursuant to Requests for Waiver under the Plan. Those transactions may cause fluctuations in the trading volume of our common stock. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of our common stock to be received under the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the Plan. In connection with any investment in which the independent agent purchases shares of our common stock on the open market or in privately negotiated transactions with third parties, you will pay your pro rata share of all brokerage commissions and fees. Upon withdrawal by a participant from the Plan by the sale of shares of our common stock held under the Plan, the participant will receive the proceeds of that sale less a brokerage commission, an administrative fee of $10 per transaction and any applicable withholdings, transfer or other taxes. Our common stock may not be available under the Plan in all states. We are not making an offer to sell our common stock in any state where the offer or sale is not permitted.

LEGAL MATTERS

Legal matters with respect to the common stock offered by this prospectus will be passed upon for us by Stafford Rosenbaum LLP, Madison, Wisconsin.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We and our wholly owned subsidiary, MGE, file annual, quarterly and special reports and other information with the SEC.  These filings are publicly available over the Internet on the SEC’s website at www.sec.gov.  You may read and copy such material at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You may also obtain copies of such material at prescribed rates from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to previously filed documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we have filed with the SEC and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the common stock registered hereby has been issued:

•

Our annual report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on February 25, 2010;

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Our quarterly reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, which were filed with the SEC on May 6, 2010, August 5, 2010 (as amended by Form 10-Q/A filed on August 5, 2010), and November 4, 2010, respectively; and

•

Our Current Reports on Form 8-K dated:

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February 2, 2010 and filed with the SEC on February 3, 2010;

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February 4, 2010 and filed with the SEC on February 9, 2010;

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May 18, 2010 and filed on May 21, 2010;

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August 20, 2010 and filed with the SEC on August 20, 2010; and

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August 20, 2010 and filed with the SEC on August 24, 2010.

Our website is www.mgeenergy.com.  Information contained on our website is not incorporated herein except to the extent specifically so indicated.  We make available, free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  In addition, you may request a copy of these filings at no cost, by writing, calling or e-mailing us at the following address:

MGE Energy, Inc.
Post Office Box 1231
Madison, Wisconsin 53701-1231
Attention: MGE Energy Shareholder Services
Telephone: (800) 356-6423
E-mail: investor@mgeenergy.com

Prospectus

Madison Gas and Electric Company

Medium-Term Notes

We may offer and sell, from time to time, our unsecured medium-term notes in one or more offerings.  We may offer those notes in one or more separate series, in amounts, at prices and on terms to be determined at or prior to the time or times of sale.

This prospectus provides you with a general description of those notes.  We will describe the specific terms of the notes, together with the terms of the offering of those notes, including the initial offering price and our net proceeds from their sale, in supplements to this prospectus.  You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Investing in the notes involves risks.  You should carefully consider the information referred to under the heading “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

We may offer and sell the notes through one or more underwriters or agents. We will set forth in the applicable prospectus supplement the name of the underwriters or agents, the discount or commission received by them from us as compensation, our other expenses for the offering and sale of the notes, and the net proceeds we receive from the sale. See "Plan of Distribution."

The date of this prospectus is December 22, 2010.

TABLE OF CONTENTS

Forward-Looking Statements

1

Risk Factors

1

Madison Gas and Electric Company

2

MGE Energy, Inc.

2

Use of Proceeds

2

Ratios of Earnings to Fixed Charges

3

Description of Notes

4

Plan of Distribution

21

Legal Matters

22

Experts

22

Where You Can Find More Information

22

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.  Under this shelf registration process, we may, from time to time, sell the notes described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the notes we may offer.  Each time we sell notes, we will describe in a supplement to this prospectus specific information about the terms of that offering.  The applicable prospectus supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.  The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus.  Before you invest in our notes, you should carefully read the registration statement (including the exhibits) of which this prospectus forms a part, this prospectus, the applicable prospectus supplement and the documents incorporated by reference into this prospectus.  The incorporated documents are described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any applicable free writing prospectus that we file with the SEC in connection with an offering of notes under this prospectus.  We have not authorized anyone else to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the date of such document.  Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We are not offering the notes in any state or jurisdiction where the offer or sale is not permitted.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “MGE,” “our company,” “we,” “us,” “our” or similar references mean Madison Gas and Electric Company.

i

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements that are not based on historical facts and are subject to risks and uncertainties.  Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “predicts” and “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify those statements.  These forward-looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.  Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties.

The factors that could cause actual results to differ materially from the results described in the forward-looking statements include:

•

any risk factors discussed in this prospectus and any accompanying prospectus supplement;

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the factors discussed in the following sections of our annual report on Form 10-K most recently filed with the SEC:  Part I, Item 1A. Risk Factors, and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, as those factors may be updated in the following sections of any subsequently filed quarterly report on Form 10-Q:  Part II, Item 1A.  Risk Factors, and Part I, Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations; all of which sections are incorporated by this reference into this prospectus; and

•

other factors discussed in filings we make with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference.  We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.

RISK FACTORS

Investing in our notes involves risks.  You should carefully consider the information under the heading “Risk Factors” in:

•

any prospectus supplement relating to any notes we are offering;

•

our annual report on Form 10-K most recently filed with the SEC, which is incorporated by reference into this prospectus;

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our quarterly reports on Form 10-Q filed with the SEC after that annual report on Form 10-K, which are incorporated by reference into this prospectus; and

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any documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference into this prospectus.

1

MADISON GAS AND ELECTRIC COMPANY

We conduct regulated electric utility and gas utility operations.  We generate, purchase and distribute electricity to approximately 138,000 customers in a service area covering a 316 square mile area of Dane County, Wisconsin, including the City of Madison.  We also purchase, transport and distribute natural gas to approximately 142,000 customers in a service area covering 1,631 square miles in the south-central Wisconsin counties of Columbia, Crawford, Dane, Iowa, Juneau, Monroe and Vernon.  We have served the Madison, Wisconsin area since 1896.

As a public utility, we are subject to regulation by the Public Service Commission of Wisconsin, or PSCW, and the Federal Energy Regulatory Commission, or FERC.  The PSCW has authority to regulate most aspects of our business, including rates, accounts, issuance of securities and plant and transmission line siting.  FERC has jurisdiction, under the Federal Power Act, over certain accounting practices and certain aspects of our business.

We are the principal subsidiary of MGE Energy, Inc., or MGE Energy.  We became a subsidiary of MGE Energy on August 12, 2002, when our shareholders exchanged their shares of our common stock for shares of MGE Energy’s common stock.  We were organized as a Wisconsin corporation in 1896.  Our principal executive offices are located at 133 South Blair Street, Madison, Wisconsin 53703, and our telephone number is (608) 252-7000.

MGE ENERGY, INC.

MGE Energy operates in the following business segments:

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electric utility operations—generating, purchasing, and distributing electricity through MGE;

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gas utility operations—purchasing, transporting and distributing natural gas through MGE;

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nonregulated energy operations—constructing, owning, and leasing electric generating capacity that will assist MGE through MGE Energy’s wholly owned subsidiaries;

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transmission investments—investing in American Transmission Company, LLC, or ATC, a company engaged in the business of providing electric transmission services; and

•

all other—investing in companies and property that relate to MGE’s regulated operations, financing those regulated operations, or providing construction services to the other subsidiaries  through MGE Energy’s wholly owned subsidiaries.

MGE’s utility operations represent a majority of the assets, liabilities, revenues, expenses, and operations of MGE Energy.

MGE Energy was organized as a Wisconsin corporation in 2001.  MGE Energy’s principal offices are located at 133 South Blair Street, Madison, Wisconsin 53703, and its telephone number is (608) 252-7000.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the notes for general corporate purposes, including, among other things:

•

discharging or refunding (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt,

•

repaying outstanding short-term debt (including commercial paper),

2

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funding capital improvements, and

•

supplementing working capital.

We will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that we have made at the date of that prospectus supplement. Pending such uses, we may invest the proceeds in certificates of deposit, United States government securities or other interest-bearing securities.  Please refer to our most recently filed annual report on Form 10-K and any subsequently-filed quarterly report on Form 10-Q for information concerning our outstanding long-term debt.  See “Where You Can Find More Information.”

RATIOS OF EARNINGS TO FIXED CHARGES

The ratios of our earnings to fixed charges for each of the periods indicated are as follows:

	Year Ended December 31,					Nine Months Ended September 30,
	2005	2006	2007	2008	2009	2009	2010
Ratios of earnings to fixed charges	4.15x	4.23x	4.04x	3.65x	3.62x	3.55x	5.03x

For the purpose of computing the ratios of earnings to fixed charges, (i) earnings consist of net income before deducting current and deferred federal and state income taxes, investment tax credits deferred and restored charged (credited) to operations and fixed charges and (ii) fixed charges consist of interest on debt, amortization of debt discount, premium and expense, capitalized interest and the estimated interest component of rentals.

3

DESCRIPTION OF NOTES

We will issue the notes under an Indenture dated as of September 1, 1998, as supplemented from time to time, between us and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.), as Trustee. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.  We have summarized selected provisions of the Indenture below.  However, because this summary is not complete, it is subject to and is qualified in its entirety by reference to the Indenture, a copy of which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.   Unless otherwise noted, section references below are to the Indenture.

We will describe the particular terms and conditions of any series of notes that we offer in a prospectus supplement.  The prospectus supplement, which we will file with the SEC, may modify the general terms found in this prospectus.  You should read this prospectus, the applicable prospectus supplement and any free-writing prospectus for a description of any series of notes that we offer.

General

We may issue notes from time to time under the Indenture in one or more series.  The notes will be denominated in U.S. dollars, and payments of principal of, and any premium and interest on, the notes will be made in U.S. dollars.  We may issue the notes from time to time, at varying interest rates and maturities and on other variable terms.  (Section 2.05)  See “Terms Specified in Prospectus Supplement” below.

The Indenture does not limit the aggregate amount of notes that we may issue.  It does not limit our ability to incur additional indebtedness, and it does not afford holders of the notes protection in the event of a highly leveraged or similar transaction involving our company.  However, the Indenture provides that neither we nor any of our subsidiaries may subject specified property or assets to any mortgage or other encumbrance unless the notes are secured on an equal or ratable basis with or prior to that other secured indebtedness.  See “-Restrictions on Secured Debt” below.  Reference is made to the applicable prospectus supplement for information with respect to any additions to, or modifications or deletions of, the events of default or covenants described below.

Each note will be represented by either a global security registered in the name of a nominee of a securities depositary, or “depositary,” or a paper certificate issued in definitive form, as specified in the applicable prospectus supplement.  In this prospectus, we refer to notes represented by a global security as “book-entry notes.”  Ownership interests in book-entry notes will be shown on, and transfers thereof will be effected only through, records maintained by the depositary and its participants.  Owners of book-entry notes will be entitled to physical delivery of notes represented by paper certificates only under the limited circumstances described below.  We expect that payments of principal, premium, if any, and interest to owners of book-entry notes will be made in accordance with the procedures of the depositary and its participants in effect from time to time.  See “-Book-Entry System” below.

Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and any premium and accrued interest on, any certificated notes as follows:

•

Payments due at maturity will be made in immediately available funds upon presentation and surrender of those notes at the Corporate Trust Office of the Trustee, provided that the holder presents the note in time for the Trustee to make those payments in those funds in accordance with its normal procedures; and

•

Payments, other than payments due at maturity, will be made by a clearinghouse funds check mailed on the interest payment date; however, a holder of $10,000,000 or more in aggregate principal amount of notes may be entitled to receive those payments by wire transfer of immediately available funds to a bank located within the continental United States or by direct deposit into the holder’s account maintained with the Trustee, if requested in writing to the Trustee on or before the applicable record date for the interest payment date.

4

(Section 2.11)  Certificated notes may be presented for payment and for registration of transfer or exchange at the Corporate Trust Office of the Trustee, currently 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602. (Section 6.02)

As used in this prospectus, unless otherwise specified in the applicable prospectus supplement, “business day” means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to close.  (Section 1.03)

Terms Specified in Prospectus Supplement

The applicable prospectus supplement relating to any notes that we offer will describe the following terms:

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the aggregate principal amount, purchase price and denomination;

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the date on which the note will be issued, which we refer to as the “original issue date;”

•

the date of maturity, whether we or a note holder may extend that date and, if so, the extension periods and the final maturity date;

•

the interest rate or rates or the method by which a calculation agent will determine the interest rate or rates, and whether the interest rate or rates, or the method of determining the interest rate or rates, may be changed by us prior to the date of maturity;

•

the interest payment dates, if any;

•

the record date or dates for determining the person entitled to receive payments of principal, premium and interest, if any, if other than as set forth below;

•

any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•

whether the note will be issued initially as a book-entry note or a note represented by a paper certificate;

•

whether the note is an original discount note, as described below under “—Original Issue Discount Notes,” and, if so, the yield to maturity;

•

whether the note is an amortizing note, as described below under “—Amortizing Note,” and, if so, the basis or formula for the amortization of principal and/or interest and the payment dates for the periodic principal payments;

•

any applicable United States federal income tax consequences; and

•

any other specific terms of the notes, including any additions, modifications or deletions in the events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Ranking

The notes will be our general unsecured and unsubordinated obligations and will rank equally with our outstanding unsecured and unsubordinated indebtedness, but will rank junior to our first mortgage bonds issued under the Indenture of Mortgage and Deed of Trust, dated as of January 1, 1946, between us and US Bank Corporate Trust (successor to First Wisconsin Trust Company), as Trustee, and indentures supplemental thereto.  We refer to this Indenture of Mortgage and Deed of Trust as the “Bond Indenture.”

5

The Bond Indenture constitutes a direct first mortgage lien upon our permits, licenses and substantially all of our fixed property, including subsequently acquired permits, licenses and fixed property, subject to “permissible encumbrances” (as defined in the Bond Indenture) and to liens existing or placed upon that property at the time of our acquisition thereof.

Restrictions on Secured Debt

While any of the notes are outstanding, we may not:

•

issue any additional first mortgage bonds under the Bond Indenture, or

•

subject to the lien of the Bond Indenture any property that is exempt from that lien,

unless we concurrently issue to the Trustee first mortgage bonds under the Bond Indenture in the same aggregate principal amount and having the same interest rates, maturity dates, redemption provisions and other terms as the notes then outstanding, thereby giving to the holders of all outstanding notes the benefit of the security of the first mortgage bonds.  (Section 4.01)  At any time when the Trustee is the only holder of first mortgage bonds outstanding under the Bond Indenture, the Trustee will surrender the first mortgage bonds to us for cancellation and the Bond Indenture will be discharged and defeased. (Section 4.07).

In addition, neither we nor any of our “Subsidiaries” may create or assume, except in favor of us or any of our direct or indirect wholly owned subsidiaries, any mortgage, pledge, or other lien or encumbrance upon any “Principal Facility,” any stock of any “Regulated Subsidiary” or any indebtedness of our Subsidiaries to us or any other Subsidiary, whether now owned or hereafter acquired, without equally and ratably securing the outstanding notes.  This limitation does not apply to the lien of the Bond Indenture or the “Permitted Encumbrances” described in the Indenture.  (Section 6.06)

“Permitted Encumbrances” include:

•

purchase money mortgages entered into within specified time limits;

•

liens extending, renewing or refunding those permitted purchase money mortgages;

•

liens existing on acquired property;

•

specified tax, materialmen’s, mechanics’ and judgment liens, liens arising by operation of law and other similar liens;

•

specified mortgages, pledges, liens or encumbrances in favor of any state or local government or governmental agency in connection with tax-exempt financings;

•

liens to secure the cost of construction or improvement of any property entered into within specified time limits; and

•

mortgages, pledges, liens and encumbrances not otherwise permitted if the sum of the indebtedness secured thereby does not exceed the greater of $20,000,000 or 10% of “Common Shareholders’ Equity.”

 “Common Shareholders’ Equity,” at any time, means our total common shareholder’s equity, determined on a consolidated basis in accordance with generally accepted accounting principles, as of the end of our most recently completed fiscal quarter for which financial information is then available.

“Principal Facility” means the real property, fixtures, machinery and equipment relating to any facility owned by us or any of our Subsidiaries (which may include a network of electric or gas distribution facilities or a

6

network of electric or gas transmission facilities), except any facility that, in the opinion of our board of directors, is not of material importance to the business conducted by us and our Subsidiaries, taken as a whole.

“Regulated Subsidiary” means any Subsidiary that owns or operates facilities used for the generation, transmission or distribution of electric energy and is subject to the jurisdiction of any governmental authority of the United States or any state or political subdivision thereof, as to any of its rates, services, accounts, issuances of securities, affiliate transactions, or construction, acquisition or sale of any such facilities, except that any “exempt wholesale generator,” “qualifying facility,” “foreign utility company” and “power marketer,” each as defined in the Indenture, shall not be a Regulated Subsidiary.

“Subsidiary” means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by us or by one or more of our Subsidiaries, or by us and one or more of our Subsidiaries.  Our sole subsidiary is MGE Transco Investments LLC, which is a limited liability company.  MGE Transco Investments LLC is jointly owned by us and MGE Energy and holds our equity interest in ATC.

Interest and Interest Rates

Each note will bear interest at a fixed rate, which we refer to as a “fixed rate note,” or a variable rate, which we refer to as a “floating rate note.”  The fixed rate may be zero, and we refer to a fixed rate note bearing zero interest as a “zero coupon note.”  The variable rate may be determined by reference to several interest rate formulae, which we will describe in the applicable prospectus supplement for any specific offering of floating rate notes.

Unless otherwise specified in the applicable prospectus supplement:

•

Interest will be payable on each interest payment date and at maturity.  Interest will be payable generally to the person in whose name a note is registered at the close of business on the regular record date next preceding an interest payment date.  However, the first payment of interest on any note originally issued between a regular record date and the next interest payment date will be made on the interest payment date following the next succeeding regular record date to the person in whose name the note is registered on that next succeeding regular record date.  Interest payable at maturity, including, if applicable, upon redemption, will be payable to the person to whom principal is payable.

•

Each note that is not a zero coupon note will bear interest from and including the date it is originally issued, or from and including the most recent date to which interest on that note has been paid or duly provided for, to, but excluding, the next succeeding interest payment date or maturity until the principal of the note is paid or made available for payment.

We may, from time to time, change the interest rates, interest rate formulae and other variable terms of the notes, but those changes will not affect any note already issued or as to which we have accepted an offer to purchase.

The interest rate payable on the notes for any interest period cannot be greater than the maximum interest rate, if any, or less than the minimum interest rate, if any, specified in the applicable prospectus supplement.  The interest rate on the notes also cannot exceed the maximum rate permitted by New York or other applicable law, as it may be modified by United States law of general application.

Fixed Rate Notes

Fixed rate notes will bear one or more annual fixed rates of interest during the periods or under the circumstances specified in the note and set forth in the applicable prospectus supplement.

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Unless otherwise specified in the applicable prospectus supplement, interest on fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

Unless otherwise specified in the applicable prospectus supplement, interest will be paid on fixed rate notes, including amortizing notes that are fixed rate notes, on January 15 and July 15 of each year and at maturity, and the regular record dates for determining the holders entitled to those payments will be the preceding January 1 and July 1, respectively, of each year (whether or not a business day) and the stated maturity.  If any day for the payment of interest on a fixed rate note falls on a day that is not a business day, the payments to be made on that day with respect to that note will be made on the next succeeding business day with the same legal effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of the delayed payment.

Floating Rate Notes

Floating rate notes will bear interest at a floating rate calculated by reference to an interest rate or interest rate formula, which we refer to as the “base rate” and which will be specified in the applicable prospectus supplement.  The interest rate on each floating rate note will be calculated by reference to:

•

the specified base rate based on the index maturity;

•

plus or minus the spread, if any; and/or

•

multiplied by the spread multiplier, if any.

For any floating rate note, “index maturity” means the period to maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable prospectus supplement.  The “spread” is the number of basis points (one one-hundredth of a percentage point) specified in the applicable prospectus supplement to be added to or subtracted from the base rate for a floating rate note.  The “spread multiplier” is the percentage specified in the applicable prospectus supplement to be applied to the base rate for a floating rate note.

In addition, the applicable prospectus supplement will define, describe or specify for each floating rate note the following terms, to the extent applicable to the particular issue of notes:

•

the calculation agent, if other than the Trustee;

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the applicable base rate, index maturity, spread, if any, and spread multiplier, if any;

•

the original issue date and the interest rate in effect for the period from the original issue date to the specified first interest reset date;

•

the interest determination dates;

•

the interest payment dates and regular record dates; and

•

the interest reset dates.

The interest payment dates for floating rate notes will be as specified in the applicable prospectus supplement, and unless otherwise specified in the applicable prospectus supplement, each record date for a floating rate note will be the 15th day (whether or not a business day) preceding each interest payment date.

All percentages resulting from any calculation of the interest rate on any floating rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent with one-half cent being rounded upward.  (Section 2.04)

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Original Issue Discount Notes

We may issue notes that are “original issue discount notes.”  “Original issue discount notes” are:

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notes that have a “stated redemption price at maturity” that exceeds their “issue price” (as those terms are defined for U.S. federal income tax purposes) by at least 0.25% of their stated redemption price at maturity, multiplied by the number of complete years from their original issue date to their stated maturity (or, in the case of notes that provide for payment of any amount other than the “qualified stated interest” (as defined for U.S. federal income tax purpose) prior to maturity, their weighted average maturity) and

•

any other note that we designate as issued with original issue discount for U.S. federal income tax purposes.

The applicable prospectus supplement may provide that holders of original issue discount notes will not receive periodic payments of interest.  For purposes of determining whether holders of the requisite principal amount of notes outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of original issue discount notes will be deemed to be the amount of the principal that would be due and payable upon declaration of acceleration of the stated maturity of those notes as of the date of such determination.

Unless otherwise specified in the applicable prospectus supplement, the amount payable on an original issue discount note, upon acceleration of maturity as described below under “-Events of Default” or upon redemption or repayment prior to its stated maturity, in lieu of the principal amount due at the stated maturity of that note, will be the “amortized face amount” of that note as of the date of declaration, redemption or repayment, as the case may be.  The “amortized face amount” of an original issue discount note will be equal to:

•

the principal amount of that note multiplied by the issue price (expressed as a percentage of its principal amount) specified in the applicable prospectus supplement, plus

•

the portion of the difference between the dollar amount determined pursuant to the preceding bulleted phrase and the principal amount of that note that has accreted at the yield to maturity specified in the applicable prospectus supplement (computed in accordance with generally accepted U.S. bond yield computation principles) to the date of declaration, redemption or repayment, as the case may be.

In no event, however, will the amortized face amount of an original issue discount note exceed the principal amount stated in that note. (Section 1.03)

Amortizing Notes

We may issue notes that we refer to as “amortizing notes.”  Payments of principal and interest on amortizing notes are made in installments over the life of the note.  Interest on each amortizing note will be computed as specified in the applicable prospectus supplement.  Unless otherwise specified in the applicable prospectus supplement, payments with respect to an amortizing note will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof.  A table setting forth repayment information with respect to each amortizing note will be included in the note and the applicable prospectus supplement and will be available, upon request, to subsequent holders.

Extension of Maturity

The applicable prospectus supplement will indicate whether we have the option to extend the stated maturity of any note for one or more periods of one to five whole years up to, but not beyond, the final maturity date specified in the applicable prospectus supplement.

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If we have that option with respect to a note, we may exercise it by written notice to the Trustee.  That notice must be given at least 45 but not more than 60 days prior to the “pre-exercise stated maturity date,” which is the initial stated maturity of the note or then applicable extension thereof.  Not more than 40 days prior to the pre-exercise stated maturity date, the Trustee will send to the holder of the note, by telegram, telex, facsimile transmission, hand delivery or first class, postage prepaid letter, an extension notice setting forth:

•

our election to extend the stated maturity of that note;

•

the new stated maturity;

•

in the case of a fixed rate note, the interest rate applicable during the extension period or, in the case of a floating rate note, the spread and/or spread multiplier applicable during the extension period; and

•

the provisions, if any, for redemption of that note during the extension period, including the date or dates on which or the period or periods during which, and the price or prices at which, redemption may occur during the extension period.

Upon the sending by the Trustee of an extension notice to the holder of a note, the stated maturity of that note will be extended automatically, and, except as modified by the extension notice and as described in the next two paragraphs, the note will have the same terms as prior to the sending of that extension notice.  (Sections 3.05(a) and (b))

Not later than 20 days prior to the pre-exercise stated maturity date for a note, we may, at our option, revoke the interest rate or the spread and/or spread multiplier, as the case may be, provided for in the extension notice and establish a higher interest rate, in the case of a fixed rate note, or a spread and/or spread multiplier resulting in a higher interest rate, in the case of a floating rate note, for the extension period, by causing the Trustee to send to the holder of that note, by telegram, telex, facsimile transmission, hand delivery or first class, postage prepaid letter, notice of that higher interest rate or the spread and/or spread multiplier resulting in a higher interest rate, as the case may be, which notice will be irrevocable.  All notes with respect to which the stated maturity is extended will bear that higher interest rate or spread and/or spread multiplier resulting in a higher interest rate, as the case may be, for the extension period, whether or not those notes are tendered for repayment as provided in the next paragraph.  (Section 3.05(c))

If we elect to extend the stated maturity of a note, the holder of that note will have the option to elect repayment of the note, in whole but not in part, by us on the pre-exercise stated maturity date (including the last day of the then current extension period) at a price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, that pre-exercise stated maturity date.  In order for a note to be repaid on that date, its holder must follow the procedures for optional repayment set forth below under “-Redemption and Repayment,” except that the period for delivery of the note or the notification to the Trustee will be at least 25 but not more than 35 days prior to the pre-exercise maturity date.  A holder who has tendered a note for repayment following receipt of an extension notice may revoke that tender by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth day prior to the pre-exercise stated maturity date.  (Section 3.05(d))

Redemption and Repayment

Unless otherwise specified in the applicable prospectus supplement, the notes will not be subject to any sinking fund.

If one or more redemption dates is specified in the applicable prospectus supplement, the notes will be subject to redemption at our option, in whole or in part, prior to their stated maturity on the date or dates so specified, upon not less than 30 but not more than 60 days notice, at the redemption prices specified in such supplement.  (Section 3.02(b))  If less than the entire principal amount of a note is to be redeemed, that note will be canceled and a new note or notes representing the unredeemed portion of the original note will be issued in the name of the holder thereof.  (Section 3.03(d))  If less than all notes are to be redeemed prior to their stated maturity, we will, in our sole discretion, select the notes or portions thereof to be so redeemed.  (Section 3.02(a))

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If specified in the applicable prospectus supplement, a note will be repayable, in whole or in part (provided that the principal amount of the note remaining outstanding after such repayment is an authorized denomination), prior to its stated maturity at the option of the holder on the date or dates and at the price or prices specified in such supplement, plus accrued and unpaid interest to, but excluding, the date of repayment.  In order for a note to be so repaid prior to its stated maturity, the Trustee must receive at least 30 but not more than 45 calendar days prior to the repayment date, either (1) the note with the form entitled “Option to Elect Repayment” on the reverse of the note duly completed or (2) a telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth:

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the name of the holder of the note;

•

the principal amount of the note and, if less than all, the portion of the principal amount to be repaid;

•

the certificate number or a description of the tenor and terms of the note;

•

a statement that the option to elect repayment is being exercised thereby; and

•

a guarantee that the note to be repaid with the form entitled “Option to Elect Repayment” on the reverse of the note duly completed will be received by the Trustee not later than five business days after the date of such telegram, telex, facsimile transmission, hand delivery or letter.

In the case of clause (2) above, the note and form duly completed must be received by the Trustee by such fifth business day.  Exercise of the repayment option by a holder will be irrevocable, except that a holder who has tendered a note for repayment may revoke that tender by written notice to the Trustee received by 5:00 P.M., New York City time, on the tenth calendar day prior to the repayment date.  If less than the entire principal amount of a note is to be repaid, that note will be canceled and a new note or notes representing the remaining principal amount of the original note will be issued in the name of the holder thereof.  (Section 3.04)

While any book-entry note is represented by one or more global securities held by or on behalf of the depositary and registered in the name of the depositary or its nominee, the option to elect repayment may be exercised by the applicable participant (as defined below under “-Book-Entry System”) that has an account with the depositary, on behalf of an owner of a beneficial interest in the book-entry note, by delivering to the Trustee at its Corporate Trust Office (or such other address of which we may, from time to time, notify holders), not less than 30 but not more than 60 days prior to the date of repayment, a written notice substantially similar to the form entitled “Option to Elect Repayment” duly completed.  Any such notice of election from a participant shall be executed by a duly authorized officer thereof (with signatures guaranteed) and must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving that notice.  In order to ensure that a notice is received by the Trustee on a particular day, the owner of the beneficial interest in a book-entry note must so direct the applicable participant prior to the participant’s deadline for accepting instructions for that day.  Different firms may have different deadlines for accepting instructions from their customers.  Accordingly, owners of beneficial interests in book-entry notes should consult the participants through which they own their interests for the respective deadlines for those participants.  In addition, owners of beneficial interests in book-entry notes shall effect delivery at the time such notices of election are given to the depositary by causing the applicable participant to transfer the owner’s beneficial interest in the book-entry notes on the depositary’s records to the Trustee.  See “-Book-Entry System” below.  (Section 3.04)

If applicable, we will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws or regulations in connection with any repayment of a note.

Repurchase

We may, at any time and from time to time, purchase notes at any price or prices in the open market or otherwise.  Any notes so purchased may be held by us, resold or, at our discretion, surrendered to the Trustee for cancellation.

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Other Provisions

Any provisions with respect to the determination of an interest rate basis, the specifications of an interest rate basis, calculation of the interest rate applicable to, or the principal payable at maturity on, any note, its interest payment dates or any other matter relating thereto may be modified by the terms as specified on the face of that note, or in an annex relating thereto, and will be described in the applicable prospectus supplement for that note.

Book-Entry System

Unless otherwise indicated in the applicable prospectus supplement, each series of notes will initially be issued in the form of one or more global securities, in registered form, without coupons (as applicable).  The global security will be deposited with, or on behalf of, a depository, and registered in the name of that depository or a nominee of that depository.  Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company, New York, New York, or DTC.

The global securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC’s partnership nomine. One fully-registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of that issue and will be deposited with DTC.  If however, the aggregate principal amount of any issue of a series of notes exceeds $500 million, one global certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of that series. So long as the depository, or its nominee, is the registered owner of a global security, that depository or such nominee, as the case may be, will be considered the owner of that global security for all purposes under the Indenture, including for any notices and voting. Except as otherwise provided below, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the Indenture. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if that person is not a direct participant, on procedures of the direct participant through which that person holds its interest, to exercise any of the rights of a registered owner of such security.

A global security may not be transferred as a whole except by DTC to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities shall be transferred and exchanged through the facilities of DTC. Beneficial interests in the global securities may not be exchanged for securities in certificated form except in the circumstances described in the following paragraph.

Unless otherwise specified in the applicable prospectus supplement, we will be obligated to exchange global securities in whole for certificated securities only if:

•

the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under applicable law and, in either case, we thereupon fail to appoint a successor depository within 90 days;

•

we, at our option, notify the Trustee in writing that we elect to cause the issuance of certificated securities; or

•

there shall have occurred and be continuing an event of default with respect to the notes of any series.

In all cases, certificated securities delivered in exchange for any global security or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with customary procedures).

The descriptions of operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within DTC’s control and are subject to changes by DTC from time to time. We take no responsibility for these operations and procedures and urge you to contact DTC or its participants directly to discuss these matters. DTC has advised us as follows:

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•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

•

DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry transfers and pledges in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•

Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants.

•

The rules applicable to DTC and its participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through direct participants, who will receive a credit for such purchases of global securities on DTC’s records. The ownership interest of each actual purchaser of each global security, or beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts such global securities are credited which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Beneficial owners of global securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults, and proposed amendments to the global security documents. For example, beneficial owners of global securities may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to beneficial owners; in the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

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If the global securities are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the global securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in that issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Principal, interest and premium payments, if any, on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee, on the payable date in accordance with the respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the Trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and premium, if any, on any of the aforementioned securities represented by global securities to Cede & Co. is the responsibility of the Trustee and us. Disbursement of those payments to direct participants shall be the responsibility of DTC, and disbursement of those payments to the beneficial owners shall be the responsibility of the participants.

DTC may discontinue providing its services as securities depositary with respect to the global securities at any time by giving us or the Trustee reasonable notice.  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global securities among participants, it is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

None of the Trustee, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in that global security or for maintaining, supervising or reviewing any records relating to those beneficial interests.  (Section 2.12)

Exchange, Registration and Transfer

Notes will be exchangeable for registered notes of like aggregate principal amount, having a like stated maturity and with like terms and conditions.  Upon surrender for registration of transfer of any note at our office or agency maintained for such purpose, we will execute, and the Trustee will authenticate and deliver, in the name of the designated transferee, one or more new registered notes of like aggregate principal amount of authorized denominations, having a like stated maturity and with like terms and conditions.  We may not require payment of any service charge for any transfer or exchange of notes, other than payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  (Section 2.06)

We will not be required to register, transfer or exchange any notes during a period from the opening of business on the 15th day prior to the day we or the Trustee send a notice of redemption of notes having a like stated maturity and with like terms and conditions to the close of business on the day of such transmission, or to register, transfer or exchange any note so selected for redemption in whole or in part, except the unredeemed portion of any note being redeemed in part.  (Section 2.06)

Events of Default

The occurrence of any of the following events will constitute an “event of default” under the Indenture:

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•

default in the payment of any interest upon any note when it becomes due and payable, and continuance of such default for a period of 30 days;

•

default in the payment of the principal of (and premium, if any, on) any note at its maturity;

•

default, with respect to any of our or our Subsidiaries’ Indebtedness (other than notes issued under the Indenture) aggregating more than $10,000,000 in principal amount, (i) in the payment of any principal of or interest on that Indebtedness when due after giving effect to any applicable grace period or (ii) in the performance of any other term or provision of that Indebtedness that results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled, or that Indebtedness shall not have been discharged, within a period of 15 days after written notice to us from the Trustee, or to us and the Trustee from the holders of at least 25% in aggregate principal amount of the notes then outstanding;

•

the entry of one or more judgments, decrees or orders against us or one of our Subsidiaries by a court having jurisdiction in the premises from which no appeal may be or is taken for the payment of money, either individually or in the aggregate, in excess of $10,000,000, and such judgment, decree or order remains unsatisfied and in effect for any period of 45 consecutive days after the amount thereof is due without a stay of execution and there has been given written notice thereof to us from the Trustee, or to us and the Trustee from the holders of at least 25% in aggregate principal amount of the notes then outstanding;

•

the entry of a decree or order in bankruptcy, receivership or similar proceedings initiated against us, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

•

our institution of, or our consent to the institution of, bankruptcy, insolvency or similar proceedings against us; or

•

default in the performance or breach of any other of our covenants or warranties contained in the Indenture, and continuance of such default or breach for a period of 60 days after written notice to us from the Trustee, or to us and the Trustee from the holders of at least 25% in aggregate principal amount of the notes then outstanding.

Additional events of default with respect to a particular series of notes may be specified in the documents creating that series, and we will describe any of those additional events of default in the applicable prospectus supplement for that series.  (Section 8.01)

“Indebtedness,” with respect to any person, means:

•

any liability of that person

-

for borrowed money, or

-

evidenced by a bond, note, debenture or similar instrument (including purchase money obligations, but excluding trade payables), or

-

for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with generally accepted accounting principles;

•

any liability of others described in the preceding bullet point that such person has guaranteed, that is recourse to such person or that is otherwise its legal liability; and

15

•

any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in the first two bullet points above.

We must file annually with the Trustee an officer’s certificate as to our compliance with all conditions and covenants under the Indenture.  (Section 6.04)

Rights Upon Default

If an event of default with respect to any notes occurs and is continuing, then the Trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to us (and to the Trustee, if given by the holders), may declare the principal amount (or, in the case of original issue discount notes, the amortized face amount) of all those notes to be immediately due and payable.  (Section 8.02)  The Trustee may withhold notice to holders of any event of default (other than the failure to make any payment of principal of or interest on any note) if it determines in good faith that such withholding is in the interest of the holders.  (Section 8.12)  Except as otherwise provided in the Indenture or the applicable prospectus supplement, upon payment of that amount in U.S. dollars, all of our obligations in respect of the payment of principal of the notes will terminate.  (Section 8.02)

In general, if an event of default with respect to any notes occurs and is continuing, the Trustee will not be obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the notes unless the holders first offer to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with that request or direction.  (Section 9.03)  The holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture, or exercising any trust or power conferred on the Trustee with respect to the notes, unless the Trustee determines that the proceeding or action so directed may not lawfully be taken, would subject the Trustee to personal liability or would be unduly prejudicial to other holders of notes.  (Section 8.11)

At any time after the Trustee or the holders have declared acceleration of the notes and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of the notes then outstanding, by written notice to us and the Trustee, may rescind and annul that declaration and its consequences if:

•

we have paid or deposited with the Trustee a sum in U.S. dollars sufficient to pay:

-

all overdue installments of interest on all notes,

-

the principal of (and premium, if any, on) any notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in those notes,

-

to the extent that payment of such interest is lawful, interest upon overdue installments of interest on each note at the rate borne by such note, and

-

all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

•

all events of default with respect to the notes, other than the nonpayment of the principal of the notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

No such rescission and waiver will affect any subsequent default or impair any right consequent thereon.  (Section 8.02)

16

Merger or Consolidation

We may not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•

the resulting or surviving corporation, or the person which acquires or leases our properties and assets, is a corporation organized and existing under the laws of the United States or any State or the District of Columbia and expressly assumes by a supplemental indenture all of our obligations under the Indenture;

•

immediately after giving effect to such transaction, no event of default under the Indenture, and no event which, after notice or lapse of time, or both, would become an event of default under the Indenture, shall have occurred and be continuing;

•

if, as a result of any such transaction, our properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance not otherwise permitted by the Indenture without equally and ratably securing the notes then outstanding, we or the resulting or successor corporation or the person which acquires our properties and assets, as the case may be, takes such steps as will be necessary to effectively secure such notes; and

•

we deliver to the Trustee an officers’ certificate and an opinion of counsel each stating that the transaction and supplemental indenture comply with the provisions of the Indenture and that all conditions precedent therein provided for relating to the transaction have been complied with.

(Section 12.01)

Modification or Waiver

Modification Without Consent of Holders.  We and the Trustee may, at any time and from time to time, amend the Indenture without the consent of any holders of notes then outstanding for any of the following purposes:

•

to correct any mistakes, defects or inconsistencies, or to cure any ambiguity, in the Indenture, but only if such action does not adversely affect the interests of holders of outstanding notes in any material respect;

•

to change or eliminate any of the provisions of the Indenture, but only if such change or elimination becomes effective when there is no outstanding note which is entitled to the benefit of that provision;

•

to secure the notes;

•

to establish the form or terms of notes as permitted by the Indenture;

•

to evidence and effect the assumption by a successor corporation of our obligations under the Indenture and the notes;

•

to grant to or confer upon the Trustee for the benefit of the holders any additional rights, remedies, powers or authority;

•

to permit the Trustee to comply with any duties imposed upon it by law;

•

to specify further the duties and responsibilities of, and to define further the relationships among, the Trustee, any authenticating agent and any paying agent; and

17

•

to impose additional covenants or events of default for the benefit of the holders of all or any notes (and if such covenants or events of default are to be for the benefit of less than all notes, stating that such covenants or events of default are expressly being included solely for the benefit of such notes), or to surrender a right or power conferred on us in the Indenture.

(Section 13.01)

Modification With Consent of Holders.  We and the Trustee may modify the Indenture with the consent of the holders of at least a majority in principal amount of the notes then outstanding that would be affected by the modification to add, change or eliminate any provision of, or to modify the rights of holders of those notes.  But we may not take any of the following actions:

•

 without the consent of each holder of outstanding notes affected thereby:

-

change the stated maturity of any note; reduce the principal of, or the rate of interest or premium on, any note; or change the date on which any note may be redeemed;

-

change the method of calculating interest, or any term used in the calculation of interest, or the period for which interest is payable, on any floating rate note;

-

reduce the amount of principal of an original issue discount note that would be due and payable upon a declaration of acceleration of maturity of an original issue discount note, or adversely affect the right of repayment or renewal, if any, at the option of the holder;

-

change the coin or currency in which the principal, premium or interest is payable;

-

adversely affect the rights of any holder to institute suit for the enforcement of any payment on any note following maturity thereof; or

•

without the consent of the holders of all outstanding notes, reduce the percentage in principal amount of outstanding notes required for consent to any supplemental indenture or for consent to any waiver of certain past defaults or events of default or the consequences thereof.

(Section 13.02)

Waivers.  Prior to any declaration accelerating the maturity of the notes, the holders of a majority in principal amount of the notes then outstanding may, on behalf of the holders of all notes, waive any past default or event of default under the Indenture and its consequences, except a default (1) in the payment of the principal of or any premium or interest on any note, or (2) in respect of a covenant or provision hereof which, as described above, cannot be modified or amended without the consent of each holder of notes then outstanding that would be affected thereby.  Upon any such waiver, the default will cease to exist, and any event of default arising therefrom will be deemed to have been cured for every purpose of the Indenture and the notes, but the waiver will not extend to any subsequent or other default or event of default or impair any right consequent thereon. (Section 8.11)

We may omit in any particular instance to comply with certain covenants set forth in the Indenture or the notes (except as otherwise provided in the applicable prospectus supplement) if, before the time for such compliance, the holders of at least a majority in principal amount of the notes then outstanding either waive compliance in that instance or generally waive compliance with those provisions, but the waiver may not extend to or affect any term, provision or condition except to the extent expressly so waived, and, until the waiver becomes effective, our obligations and the duties of the Trustee in respect of any such provision will remain in full force and effect.  (Section 6.07)

18

Discharge of Indenture

We may be discharged from all of our obligations under the Indenture (except as otherwise provided in the Indenture) when:

•

either:

-

 all notes have been delivered to the Trustee for cancellation, or

-

all notes not delivered to the Trustee for cancellation

o

have become due and payable,

o

will become due and payable at their stated maturity within one year, or

o

are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee,

and we have irrevocably deposited or caused to be deposited with the Trustee, in trust, an amount in U.S. dollars, U.S. Government Obligations maturing in such amounts and at such times as will ensure availability of U.S. dollars, or a combination of the foregoing, sufficient for payment of all principal of, premium, if any, and interest on those notes when due or to the date of deposit, as the case may be; provided, however, in the event a petition for relief under any applicable Federal or state bankruptcy, insolvency or other similar law is filed with respect to us within 91 days after the deposit and the Trustee is required to return the deposited money to us, our obligations under the Indenture with respect to those notes will not be deemed terminated or discharged;

•

we have paid or caused to be paid all other sums payable by us under the Indenture;

•

we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent therein provided for relating to the satisfaction and discharge of the Indenture with respect to the notes have been complied with; and

•

we have delivered to the Trustee an opinion of counsel or a ruling of the Internal Revenue Service to the effect that holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge.

(Section 5.01)

“U.S. Government Obligations” means securities that are

•

direct obligations of the United States for the payment of which its full faith and credit is pledged or

•

obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt

19

from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

Payment and Paying Agents

So long as any of the notes remain outstanding, we will maintain in the Borough of Manhattan, The City of New York, an office or agency where the notes may be presented for registration of transfer and for exchange as provided in the Indenture, and where, at any time when we are obligated to make a payment with respect to the notes (other than a payment which we are permitted to make by check), the notes may be presented for payment.  In addition, we will maintain at any such office or agency and at our principal executive offices an office or agency where holders may serve us with notices and demands in respect of the notes or the Indenture, and we may maintain at our principal executive offices, one or more other offices or agencies for any or all of the foregoing purposes.  We have appointed the Trustee as our agent for the foregoing purposes. (Section 6.02)

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PLAN OF DISTRIBUTION

We may sell the notes to or through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods.  The applicable prospectus supplement will contain specific information relating to the terms of the offering, including:

•

the name or names of any underwriters, dealers or agents;

•

the purchase price of the notes and the net proceeds to us from the sales;

•

any underwriting discounts and other items constituting underwriters’ compensation; and

•

the initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

•

The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Underwriters

If underwriters are used in an offering, the notes will be acquired by the underwriters for their own account.  Underwriters may offer the notes directly or through underwriting syndicates represented by one or more managing underwriters.  The underwriters may resell the notes in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, or at varying prices determined at the time of sale.  The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular offering of notes together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular notes will be subject to specified conditions precedent and the underwriters will be obligated to purchase all of the notes being offered if any are purchased.

By Dealers

If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the notes to the dealers as principals.  The dealers may then resell the notes to the public at varying prices to be determined by the dealers at the time of resale.  The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.

By Agents and Direct Sales

We may sell the notes directly to the public, without the use of underwriters, dealers or agents.  We may also sell the notes through agents we designate from time to time.  The applicable prospectus supplement will contain more information about any agents involved in the offer or sale of notes, including the names of the agents and any commission we agree to pay the agents.  Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Indemnification of Underwriters

Any underwriters, dealers or agents that participate in the distribution of the notes may be deemed underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them on the sale or resale of notes may be treated as underwriting discounts and commissions under the Securities Act.  Any underwriters, dealers or agents will be identified and their compensation from us will be described in the applicable prospectus supplement.

21

We may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to contribute with respect to payments which the underwriters, dealers or agents may be required to make in respect of these liabilities.

Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

Market for the Securities

Unless otherwise specified in the applicable prospectus supplement, the notes will not be listed on a national securities exchange. We cannot assure that any broker-dealer will make a market in any series of the notes or the liquidity of the trading market for any of the notes.

LEGAL MATTERS

Stafford Rosenbaum LLP, Madison, Wisconsin, and Sidley Austin LLP, Chicago, Illinois, will render opinions with respect to the validity of the notes for us, and underwriters’ counsel will render an opinion as to the validity of the notes for any underwriters, dealers or agents, as applicable

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Madison Gas and Electric Company for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the SEC.  Our SEC filings are available to the public at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  These documents are also available to the public from commercial retrieval services, the Web site maintained by the SEC at http://www.sec.gov, MGE Energy’s Web site at http://www.mgeenergy.com, and MGE’s Web site at http://www.mge.com.  Copies may be obtained from these Web sites free of charge.  Information contained on MGE Energy’s and MGE’s Web sites shall not be deemed incorporated into, or to be a part of, this prospectus.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to previously filed documents.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the following documents we have filed with the SEC (file number 0-1125):

•

Our annual report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on February 25, 2010;

•

Our quarterly reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, which were filed with the SEC on May 6, 2010, August 5, 2010, and November 4, 2010, respectively; and

•

Our Current Reports on Form 8-K dated:

-

February 2, 2010 and filed with the SEC on February 3, 2010;

22

-

February 4, 2010 and filed with the SEC on February 9, 2010;

-

August 20, 2010 and filed with the SEC on August 24, 2010; and

-

August 27, 2010 and filed with the SEC on August 31, 2010.

Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and until we or any underwriters or agents sell all of the notes covered by this registration statement shall be deemed to be incorporated by reference in this prospectus from the date such documents are filed.

You may request a copy of these filings at no cost, by writing, calling or e-mailing us at the following address:

Madison Gas and Electric Company
Post Office Box 1231
Madison, Wisconsin 53701-1231
Attention: MGE Shareholder Services

Telephone: (800) 356-6423

Email: investor@mgeenergy.com

23

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and agency fees or commissions, are estimated as follows:

SEC registration fee (1)

$        1,482.94*

Nasdaq National Market listing fees (2)

15,000.00

Accounting fees and expenses (2)

100,000.00

Printing expenses (2)

50,000.00

Legal fees and expenses (2)

150,000.00

Miscellaneous (2)

           83,517.06

Total

$    400.000.00

(1)   Being paid in connection with the initial filing of this post-effective amendment to registration statement.  The payment of any additional filing fee is deferred pursuant to Rules 456(b) and 457(r).

(2)   Estimated amounts of fees and expenses to be incurred in connection with the registration of MGE Energy, Inc. common stock and Madison Gas and Electric Company medium-term notes pursuant to this registration statement.  The actual amounts of fees and expenses will be determined from time to time.  As the amount of common stock and medium-term notes to be issued and distributed pursuant to this registration statement is indeterminate, the fees and expenses of such issuance cannot be determined or estimated at this time.

Item 15.  Indemnification of Directors and Officers.

Pursuant to the provisions of the Wisconsin Business Corporation Law and Article IX of each Registrant’s By-Laws, directors and officers of a Registrant are entitled to mandatory indemnification from that Registrant against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses

•

to the extent such officers or directors are successful in the defense of a proceeding; and

•

in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to that Registrant and such breach or failure constituted:

-

a willful failure to deal fairly with that Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest;

-

a violation of criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

-

a transaction from which the director or officer derived an improper personal profit; or

-

willful misconduct.

Additionally, under the Wisconsin Business Corporation Law, directors of a Registrant are not subject to personal liability to that Registrant, its shareholders, or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined above.

Directors and officers of the Registrants are insured, at the expense of the Registrants, against certain liabilities which might arise out of their employment and which might not be indemnified or indemnifiable under the By-Laws.  The primary coverage is provided by a Directors and Officers Liability Insurance Policy in customary form having a one-year term.  The coverage also applies to directors and officers of subsidiaries of the Registrants.  No deductibles or retentions apply to individual directors or officers.

Item 16.  Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement for Common Stock.
1.2*	Form of Distribution Agreement for Common Stock.
1.3*	Form of Underwriting Agreement for Notes.
1.4*	Form of Distribution Agreement for Notes.
4.1	Amended and Restated Articles of Incorporation of MGE Energy, Inc. (incorporated herein by reference to Exhibit 3.1 to MGE Energy, Inc.’s Registration Statement on Form S-4, File No. 333-72694).
4.2	Amended and Restated By-Laws of MGE Energy, Inc. (incorporated herein by reference to Exhibit 3.2 to MGE Energy, Inc.’s Registration Statement on Form S-4, File No. 333-72694).
4.3

Indenture dated as of September 1, 1998 between Madison Gas and Electric Company and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One, N.A.), as Trustee. (Exhibit 4B to Form 10-K for year ended December 31, 1999, File No. 0-1125.)

5.1**	Opinion of Stafford Rosenbaum LLP as to MGE Energy, Inc. common stock.
5.2+	Opinion of Stafford Rosenbaum LLP as to Madison Gas and Electric Company medium-term notes.
5.3+	Opinion of Sidley Austin LLP as to Madison Gas and Electric Company medium-term notes.
12.1+	Statement re: computation of ratios of earnings to fixed charges for Madison Gas and Electric Company.
23.1+	Consent of PricewaterhouseCoopers LLP as to MGE Energy, Inc.
23.2+	Consent of PricewaterhouseCoopers LLP as to Madison Gas and Electric Company.
23.3	Consent of Stafford Rosenbaum LLP (included in Exhibit 5.1).
23.4	Consent of Stafford Rosenbaum LLP (included in Exhibit 5.2).
23.5	Consent of Sidley Austin LLP (included in Exhibit 5.3).
24.1+	Power of Attorney (MGE Energy, Inc.) (included on page II-5).
24.2+	Power of Attorney (Madison Gas and Electric Company) (included on page II-7).
25.1+	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture

*

To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable.

**  Previously filed.

+    Filed herewith.

Item 17.  Undertakings.

(a)

Each of the undersigned Registrants hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

 (5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each of the undersigned Registrants undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (i)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the provisions referred to in Item 15 above, or otherwise, that Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on this 15th day of October, 2010.

MGE Energy, Inc.

By:  /s/ Gary J. Wolter

Name:  Gary J. Wolter

Title:    Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below constitutes and appoints Gary J. Wolter and Jeffrey C. Newman, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that such attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Gary J. Wolter	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2010
Gary J. Wolter
/s/ Jeffrey C. Newman	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 15, 2010
Jeffrey C. Newman
/s/ Mark D. Bugher	Director	October 15, 2010
Mark D. Bugher
/s/ Londa J. Dewey	Director	October 15, 2010
Londa J. Dewey
/s/ F. Curtis Hastings	Director	October 15, 2010
F. Curtis Hastings
	Director	October __, 2010
Regina M. Millner
/s/ John R. Nevin	Director	October 15, 2010
John R. Nevin
/s/ James L. Possin	Director	October 15, 2010
James L. Possin
/s/ Thomas R. Stolper	Director	October 15, 2010
Thomas R. Stolper
	Director	October __, 2010
H. Lee Swanson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on this 15th day of October, 2010.

MADISON GAS AND ELECTRIC COMPANY

By:  /s/ Gary J. Wolter

Name:  Gary J. Wolter

Title:    Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below constitutes and appoints Gary J. Wolter and Jeffrey C. Newman, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that such attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Gary J. Wolter	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2010
Gary J. Wolter
/s/ Jeffrey C. Newman	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 15, 2010
Jeffrey C. Newman
/s/ Mark D. Bugher	Director	October 15, 2010
Mark D. Bugher
/s/ Londa J. Dewey	Director	October 15, 2010
Londa J. Dewey
/s/ F. Curtis Hastings	Director	October 15, 2010
F. Curtis Hastings
	Director	October __, 2010
Regina M. Millner
/s/ John R. Nevin	Director	October 15, 2010
John R. Nevin
/s/ James L. Possin	Director	October 15, 2010
James L. Possin
/s/ Thomas R. Stolper	Director	October 15, 2010
Thomas R. Stolper
	Director	October __, 2010
H. Lee Swanson